United States
Securities and Exchange Commission
Washington, D.C. 20549

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.           )

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☒	Definitive proxy statement

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☐	Soliciting material pursuant to §240.14a-12

World Acceptance Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Company)

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June 29, 2011

To the Shareholders of World Acceptance Corporation:

In connection with the Annual Meeting of Shareholders of your Company to be held on August 3, 2011, enclosed is a Notice of the Meeting, a Proxy Statement containing information about the matters to be considered at the Meeting, and a form of proxy relating to those matters.

Also enclosed is the Company’s 2011 Annual Report, which provides information relating to the Company’s activities and operating performance during the most recent fiscal year.

You are cordially invited to attend the Annual Meeting of Shareholders.  Please sign and return the form of proxy so that your shares can be voted in the event that you are unable to attend the Meeting.  A postage-paid return envelope for that purpose is provided for your convenience.  Your proxy will, of course, be returned to you if you are present at the Meeting and elect to vote in person.  It may also be revoked in the manner set forth in the Proxy Statement.  The Board of Directors and Management look forward to seeing you at the Annual Meeting.

Sincerely yours,

A.A. McLean III
Chairman of the Board and Chief Executive Officer

WORLD ACCEPTANCE CORPORATION
108 Frederick Street
Greenville, South Carolina 29607

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Shareholders:

Notice is hereby given that the Annual Meeting of Shareholders of World Acceptance Corporation will be held at the Company’s main office at 108 Frederick Street, Greenville, South Carolina, on Wednesday, August 3, 2011, at 11:00 a.m., local time, for the following purposes:

1.	To elect seven (7) directors to hold office until the next annual meeting of shareholders or until their successors have been duly elected and qualified; and

2.
To consider and act upon a proposal to ratify the action of the Audit Committee in selecting KPMG LLP as the independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending March 31, 2012; and

3.
To consider and act upon a proposal to approve the 2011 Stock Option Plan, authorizing the grant of stock purchase options and restricted stock awards for a maximum of 1,500,000 shares of Common Stock of the Company in the aggregate; and

4.	To consider an advisory “say on pay” vote regarding the compensation of the named executive officers, as disclosed in the Proxy Statement;

5.	To consider an advisory “say on frequency” vote regarding the future frequency of the advisory “say on pay” vote (once every year, every two years or every three years); and

6.	To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on June 17, 2011 as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof.

The Board of Directors of the Company would appreciate your signing and returning the accompanying form of proxy promptly so that, if you are unable to attend, your shares can nevertheless be voted at the Annual Meeting.

YOUR VOTE AND PROMPT RESPONSE IS IMPORTANT. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN AND MAIL YOUR PROXY PROMPTLY.

A.A. McLean III
Chairman of the Board and Chief Executive Officer

June 29, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL SHAREHOLDER MEETING TO BE HELD ON AUGUST 3, 2011

The Company’s Proxy Statement, form of proxy card and 2011 Annual Report to Shareholders are also available for review on the Internet at http://www.irinfo.com/wrld/WRLD2011.html.

WORLD ACCEPTANCE CORPORATION
108 Frederick Street
Greenville, South Carolina 29607

PROXY STATEMENT

The following statement (this “Proxy Statement”), first mailed on or about June 29, 2011, is furnished in connection with the solicitation by the Board of Directors (the “Board”) of World Acceptance Corporation (the “Company”) of proxies to be used at the Annual Meeting of Shareholders of the Company (the “Meeting”) to be held on August 3, 2011, at 11:00 a.m., local time, at the Company’s main office at 108 Frederick Street, Greenville, South Carolina, and at any adjournment or adjournments thereof.

A copy of the Company’s 2011 Annual Report is provided with this Proxy Statement.  These documents are also available for review on the Internet at http://www.irinfo.com/wrld/WRLD2011.html.

The accompanying form of proxy is for use at the Meeting if a shareholder is unable to attend in person or plans to attend but prefers to vote by proxy.  The proxy may be revoked by the shareholder at any time before it is exercised by submitting to the Secretary of the Company written notice of revocation, or a properly executed proxy of a later date, or by attending the Meeting and electing to vote in person.  All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein.  If no specification is made, such proxies will be voted in favor of:

1.	The election to the Board of the seven (7) nominees named in this Proxy Statement; and

2.
The ratification of the Audit Committee’s selection of KPMG LLP as the independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending March 31, 2012; and

3.	The approval of the 2011 Stock Option Plan; and

4.	The approval of the advisory “say on pay” proposal on the Company’s executive compensation as described in this Proxy Statement; and

5.	The approval of the advisory proposal that the “say on pay” vote on the Company’s executive compensation be held every three years.

The entire cost of soliciting these proxies will be borne by the Company.  In addition to the solicitation of the proxies by mail, the Company will request banks, brokers, and other record holders to send proxies and proxy materials to the beneficial owners of the Company’s common stock, no par value (the “Common Stock”), and secure the beneficial owners’ voting instructions, if necessary.  The Company will reimburse them for their reasonable expenses in so doing.  If necessary, the Company may use several of its regular employees, who will not be specially compensated, to solicit proxies from shareholders, either personally or by other forms of communication.

Pursuant to the provisions of the South Carolina Business Corporation Act, the Board of Directors has fixed June 17, 2011 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and, accordingly, only holders of record of outstanding shares (the “Shares”) of the Common Stock at the close of business on that date will be entitled to notice of and to vote at the Meeting.

The number of outstanding Shares entitled to vote as of the record date was 15,044,065.  Each Share is entitled to one vote.  In accordance with South Carolina law and the Company’s bylaws, a majority of the outstanding shares entitled to vote, represented in person or by proxy, will constitute a quorum for purposes of the meeting and action on the proposals described in the accompanying Notice of Meeting and this Proxy Statement.  Abstentions and broker non-votes (if any) will be counted for purposes of determining the presence or absence of a quorum.

With regard to the election of directors, votes may either be cast in favor of or withheld, and directors will be elected by a plurality of the votes cast.  Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the election of directors.  Selection of the independent registered public accounting firm will be ratified if more votes are cast in favor of such proposal than are cast against it.  The proposal to approve the Company’s 2011 Stock Option Plan will be approved if more votes are cast in favor of such proposal than are cast against it.  The advisory vote on the Company’s executive compensation and the advisory vote on the frequency of future votes on executive compensation are not binding on the Company.  However, the “say on pay” proposal regarding the Company’s executive compensation will be deemed approved on an advisory basis if more votes are cast in favor of the proposal than against it; and outcome of the “say on frequency” vote will be determined on a plurality basis, with the option that receives the greatest number of votes (every three years, two years or one year) being considered the non-binding preference selected by shareholders.  Accordingly, abstentions will have no effect on the outcome of the vote on these proposals.  Broker non-votes (if any), will not be counted as votes cast and will have no effect on the outcome of the vote on any proposals.  Cumulative voting is not permitted under the Company’s articles of incorporation.

On June 17, 2011, the only class of voting securities the Company had issued and outstanding was its Common Stock.  The following table sets forth the names and addresses of, and the numbers and percentages of Shares beneficially owned by, persons known to the Company to beneficially own five percent or more of the outstanding Shares as of June 17, 2011.  Except as noted otherwise, each shareholder listed below possesses sole voting and investment (dispositive) power with respect to the Shares listed opposite the shareholder’s name.

Ownership of Shares by Certain Beneficial Owners

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)

Thomas W. Smith (2) Scott J. Vassalluzzo Steven M. Fischer Prescott Associates L.P. 323 Railroad Avenue Greenwich, Connecticut 06830	2,927,614	19.4

Columbia Wanger Asset Management, LLC (3) 227 West Monroe Street, Suite 3000 Chicago, Illinois 60606	2,125,902	14.1

BlackRock, Inc. (4) 40 East 52nd Street New York, New York 10022	1,271,179	8.4

The Vanguard Group, Inc. (5) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	1,188,920	7.9

M&G Investment Funds 1 (6) Governor’s House Laurence Pountney Hill London, England, EC4R 0HH	780,000	5.2

(1)
Although the amounts of shares beneficially owned and other information in the table is derived from sources described in the footnotes below, the percent of class information is derived by calculating the reported amounts as a percent of the 15,044,065 shares outstanding as of June 17, 2011.

(2)
Based on information furnished by each named beneficial owner.  Messrs. Smith and Vassalluzzo have sole power to vote or to direct the vote of and to dispose or to direct the disposition of 510,000 and 31,788 shares, respectively.  Mr. Fischer has sole power to vote or to direct the vote of and to dispose or to direct the disposition of no shares.  Messrs. Smith, Vassalluzzo and Fischer have shared power to vote or to direct the vote of 2,349,826, 2,220,876 and 2,128,726 shares, respectively.  Messrs. Smith, Vassalluzzo and Fischer have shared power to dispose or to direct the disposition of 2,349,826, 2,256,876 and 2,128,726 shares, respectively.  Prescott Associates has no sole voting or dispositive power and has shared power to vote or to direct the vote and to dispose or to direct the disposition of 1,338,005 shares.  Voting and investment authority over investment accounts established for the benefit of certain family members and friends of Messrs. Smith and Vassalluzzo is subject to each beneficiary’s right, if so provided, to terminate or otherwise direct the disposition of the investment account.]

(3)	Based on an amended Schedule 13G/A filed February 10, 2011. Columbia Wanger Asset Management, LLC reported sole voting power over 2,018,902 and sole dispositive power over 2,125,902 shares.
(4)	Based on an amended Schedule 13G/A filed February 9, 2011.
(5)
Based on an amended Schedule 13G/A filed February 9, 2011.  The Vanguard Group reported sole voting power over 21,768 shares, sole dispositive power over 1,167,152 shares, and shared dispositive power over 21,768 shares.

(6)	Based on an amended Schedule 13G filed May 23, 2011. M&G Investment Funds reported shared voting power and shared dispositive power over all 780,000 shares.

PROPOSAL I - ELECTION OF DIRECTORS

The Company’s bylaws provide for seven directors.  The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee (the “Governance Committee”), has nominated the following director candidates for whom individual biographies are presented below.  It is intended that the persons named in the accompanying proxy will vote only for the seven nominees for director named on the following pages, except to the extent authority to so vote is withheld with respect to one or more nominees.  Each director will be elected to serve until the next annual meeting of shareholders or until a successor is elected and qualified.  Directors will be elected by a plurality of the votes cast.

Although the Board does not expect that any of the nominees named will be unavailable for election, in the event of a vacancy in the slate of nominees occasioned by death or any other unexpected occurrence, it is intended that Shares represented by proxies in the accompanying form will be voted for the election of a substitute nominee selected by the Nominating and Corporate Governance Committee.

Since April 1, 2011, the Board of Directors held six meetings and took a number of actions by written consent.  Each director attended all meetings of the Board of Directors and all meetings of each committee on which he served.  The Board typically schedules a meeting in conjunction with the Company’s annual meeting of shareholders and expects that all directors will attend this year’s annual meeting absent a schedule conflict or other valid reason.  All of the directors attended the Company’s 2010 Annual Meeting.

Director Qualifications and Experience

Below are the key experience, qualifications, and skills that the Company believes are important to be reflected in the Board’s composition.  The individual directors’ experiences, qualifications and skills (including one or more of the key attributes described below) that the Board considered in their re-nomination (or in the case of Mr. Vassalluzzo, his initial nomination) are included in their individual biographies.

•
Leadership experience.  Directors with experience in significant leadership positions over an extended period, especially CEO or other C-level positions, provide the Company with special insights.  These people generally possess strong leadership qualities and the ability to identify and develop those qualities in others.  They also demonstrate practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth.

•
Finance experience.  An understanding of finance and financial reporting processes is important.  The Company measures its operating and strategic performances primarily by reference to financial targets.  In addition, accurate financial reporting and robust auditing are critical to the Company’s success.  The Nominating and Corporate Governance Committee seeks to have a number of directors who qualify as audit committee financial experts, as well as to the entire Board composed of financially literate directors.

•	Risk management oversight experience. The Nominating Committee believes risk management oversight is critical to the Board’s role in overseeing the risks facing the Company.
•
Corporate governance experience.  The Nominating Committee believes directors with corporate governance experience support the goals of a strong Board and management accountability, transparency and promotion of shareholders interests.

•	Legal experience. The Nominating Committee believes legal experience is valuable to the Board’s oversight of the Company’s legal and regulatory compliance.
•
General business experience.  The Nominating Committee believes general business experience, as well as practical experience, is valuable to an understanding of the Company’s business goals and strategies and helps to ensure the well-roundedness of the Board.

Each Director nominee other than Scott Vassalluzzo served on the Board of Directors during the Company’s last fiscal year.  In April 2011, representatives of shareholders Thomas Smith, Scott Vassalluzzo, Steven Fischer and Prescott Associates, L.P. (collectively, the “Prescott Investors”) contacted Company management regarding their possible interest in obtaining representation on the Board of Directors.  As of June 17, 2011, the Prescott Investors beneficially owned in the aggregate approximately 19.4% of the Company’s outstanding Shares.  See “Ownership of Shares by Certain Beneficial Owners” for more information regarding the Share holdings of the Prescott Investors.  Following informal discussions between representatives from the Prescott Investors and the Company’s CEO, the Prescott Investors recommended that Scott Vassalluzzo be considered by the Company’s Board of Directors for a seat on the Board.  Mr. Vassalluzzo was then invited to meet with the Board and to provide to the Board’s Nominating and Corporate Governance Committee the biographical and background information required of all potential director nominees.  Mr. Vassalluzzo met with the Board at its regularly scheduled quarterly meeting on May 23, 2011.  Following that meeting, the Nominating and Corporate Governance Committee met and, based on the discussions had with Mr. Vassalluzzo and on the information provided by him, determined that he satisfied the Company’s general criteria for Board membership as described below in more detail under “-Director Nominations,” and that his experiences, qualifications, skills and perspective would make him a valuable addition to the Board.  At this meeting the Nominating and Corporate Governance Committee was also informed that Mr. Mark Roland, the Company’s President and Chief Operating Officer who currently serves as a director, had agreed, provided that the nomination Mr. Vassalluzzo then under consideration were recommended, not to stand for reelection solely for the purpose of opening up a vacancy for Mr. Vassalluzzo.  The Nominating and Corporate Governance Committee also noted that the addition of Mr. Vassalluzzo would increase the non-management representation on the Board from five to six.  At the end of this meeting the Nominating and Corporate Governance Committee recommended to the Company’s full Board of Directors that Mr. Scott Vassalluzzo be nominated to a seat on the Board.  The full Board accepted and approved this recommendation.

Below is a list of nominees for election to the Board of Directors.  Each nominee’s name, age, current principal occupation (which has continued for at least five years unless otherwise indicated) and the name and principal business of the organization in which that occupation is carried on, the year each incumbent was first elected to the Board, all positions and offices presently held with the Company, and directorships held in other public companies and other organizations within the past five years are set forth below.  None of the following nominees or current directors is related (as first cousin or closer) by blood, marriage, or adoption to any other nominee, director, or person who may be deemed to be an executive officer of the Company.

The Board unanimously recommends a vote FOR the election of these nominees for Director.

A. Alexander McLean, III (60), Chairman of the Board of Directors and Chief Executive Officer, World Acceptance, Director since June 1989.
Mr. McLean has served as Chairman of the Board since August 2007 and as Chief Executive Officer since March 2006, as executive vice president from August 1996 to March 2006, as senior vice president from 1992 to August 1996, as vice president from 1989 to 1992, and as chief financial officer from June 1989 to March 2006.

Education –	Bachelor of Science – Economics, Davidson College Masters in Accounting, University of South Carolina
Director Qualifications
•	Leadership experience – current Chief Executive Officer of World Acceptance Corporation
•
Finance experience – former chief financial officer of World Acceptance Corporation, former chief financial officer of a community federal savings bank, and former controller of a community federal savings bank

Directorships within past five years
•	Independence National Bank, since May 2008
•	Board of Trustees, United Way of Greenville County, since February 2009
•	YMCA Endowment, since February 2006
•	Cancer Society of Greenville County, since January 2009
•	American Financial Service Association, since March 2006 (Chairman Oct. 2009 – Oct. 2010)
•	National Installment Lenders Association, since December 2008
•	AFSA Education Foundation, since March 2010

James R. Gilreath (69), Attorney, The Gilreath Law Firm, P.A., Director since April 1989.
Mr. Gilreath has practiced law in Greenville, South Carolina since 1968.
Education –	Bachelor of Science – Accounting, University of South Carolina Juris Doctor in Law, University of South Carolina Masters of Law in Taxation, New York University School of Law
Director Qualifications
•
Legal experience – practicing attorney in Greenville, South Carolina for over 42 years.  During this time has been involved in numerous complex business cases regarding matters facing a diverse range of companies.

Directorships within past five years
•	None

William S. Hummers, III (65), Retired, Director since April 1989.
Mr. Hummers served as Vice Chairman and Executive Vice President of The South Financial Group, Inc., formerly Carolina First Corporation, from 1988 until December 2006.  Mr. Hummers served as a director of The South Financial Group, Inc. from January 1990 to September 2010.
Education –	Bachelor of Science – Business, University of South Carolina
Director Qualifications
•	Leadership experience – former chief financial officer for The South Financial Group, Inc. and Southern Bank
•	Finance experience – former chief financial officer of a publicly traded financial institution, The South Financial Group, Inc.
•
Risk management experience – former risk manager for The South Financial Group, Inc. from 2003 to 2006.  From 2007 until 2010, he was also a member of the Risk Committee of The South Financial Group, Inc.

Directorships within past five years
•	The South Financial Group, Inc., from 1990 to 2010
•	Goodwill, since 1992 (Chairman from 2000 to 2006)
•	The Children’s Museum of the Upstate, since January 2010
•	Carolina First Foundation, since 2001

Charles D. Way (58), Private Investor, Director since September 1991.
From 1989 until 2006, Mr. Way served as chief executive officer of Ryan’s Restaurant Group, Inc., a publicly traded company.  From 1988 to 2004, Mr. Way served as president of Ryan’s Family Steak House, Inc.
Education –	Bachelor of Science – Accounting, Clemson University
Director Qualifications
•	Leadership experience – former president and chief executive officer of Ryan’s Restaurant Group, Inc.
•	Finance experience – former vice president and chief financial officer - finance of Ryan’s Restaurant Group, Inc.
Directorships within past five years
•	Ryan’s Restaurant Group, Inc. from 1981 to 2006 (Chairman from 1992 to 2006)

Ken R. Bramlett, Jr. (51), Private Investor, Director since October 1993.
Mr. Bramlett served as senior vice president and general counsel for COMSYS IT Partners, Inc. a public information technology services company from January 1, 2006 until it was sold in April 2010.  From 2005 to 2006, Mr. Bramlett was a partner with Kennedy Covington Lobdell & Hickman, LLP, a Charlotte, North Carolina law firm.  From 1996 to 2004, Mr. Bramlett served as senior vice president and general counsel of Venturi Partners, Inc., (formerly known as Personnel Group of America, Inc.), an information technology and personnel staffing services company.  Mr. Bramlett also served as chief financial officer of Venturi from October 1999 to January 2001, and as a director of that company from August 1997 to January 2001.  Prior to October 1996, Mr. Bramlett was an attorney with Robinson, Bradshaw & Hinson, P.A., a Charlotte, North Carolina law firm for 12 years.
Education –	Bachelor of Arts – Philosophy, Wake Forest University Juris Doctor in Law, University of North Carolina – Chapel Hill

Director Qualifications
•
Leadership experience – served in various executive management positions for public companies in the staffing services and information technology consulting industries, including chief financial officer, chief corporate development officer, general counsel, chief human resources officer and chief investor relations officer

•	Finance experience – two stints as chief financial officer for Venturi Partners, first in late 1996 and early 1997 and again in late 1999 and 2000
•
Legal experience – diverse legal experience both in private practice and as in-house counsel, including general corporate, securities and corporate finance, mergers and acquisitions and litigation management

•	Risk management experience – former risk manager for Venturi Partners and COMSYS IT Partners
•
Corporate governance experience – experienced in working with public company boards as an officer and serving as a public company board member with both the Company and Raptor Networks Technology, Inc.; also has extensive executive compensation experience

Directorships held in the past five years
Current –
•	Raptor Networks Technology, Inc. (2005 – present) – Chairman of Compensation Committee and Governance Committee
•	Charlotte Wine & Food Weekend, Inc. (Chairman in 2005 and 2006)
Former –
•	Bluegrass ltd, a Charlotte, North Carolina promotional marketing firm
•	Carmel Country Club, Inc., a Charlotte, North Carolina country club

Scott J. Vassalluzzo (39); Managing General Partner, Prescott Associates L.P.
Mr. Vassalluzzo is General Partner of Prescott Associates L.P., a private investment limited partnership.  Mr. Vassalluzzo also in Managing General Partner of two affiliated investment limited partnerships (together with Prescott Associates, The “Prescott Partnerships”). Mr. Vassalluzzo joined Prescott in 1998 as an equity analyst and became a General Partner in 2000.  Prior to 1998, Mr. Vassalluzzo worked in public accounting at Coopers & Lybrand (now PricewaterhouseCoopers LLP).   The Prescott Partnerships have been shareholders for 18 years. Mr. Vassalluzzo beneficially owns approximately 15.2% of the Company’s Shares.

Education –	Bachelor of Science – Accounting, The Pennsylvania State University MBA, Columbia University
Director Qualifications
•	Leadership experience – Managing General Partner of The Prescott Partnerships since 2007
•	Finance experience – worked in public accounting at Coopers & Lybrand (now PricewaterhouseCoopers LLP). Certified public accountant, originally licensed in Pennsylvania
•	Risk Management – serves on the board of Credit Acceptance Corp. He is an investor that analyzes public companies on a regular basis
•	Corporate governance experience – serves on the board of Credit Acceptance Corp. He is an investor that analyzes public companies on a regular basis

Directorships within past five years
•	Credit Acceptance Corporation since March 2007 – Chairman of Compensation Committee

Darrell E. Whitaker (53), President and Chief Operating Officer of IMI Resort Holdings, Inc., Director since May 2008.
Before joining IMI Resort Holdings, Inc. in January of 2004, Mr. Whitaker served as the Chief Operating Officer and Vice President of Finance and Corporate Secretary of The Cliffs Communities, Inc., a developer of high end resort communities.  He joined the Cliffs Communities, Inc. in July 1998 as Chief Financial Officer, a position he held until becoming Chief Operating Officer in August 2001.  In addition, he has held executive management positions with other publicly traded companies, such as Ryan’s Family Steak House, Inc., Baby Superstores, Inc., and Food Lion, Inc.  Mr. Whitaker is also a CPA licensed in the State of South Carolina.
Education –	Bachelor of Science – Business Administration, University of South Carolina
Director Qualifications
•	Leadership experience – currently President and Chief Operating Officer of IMI Resort Holdings, Inc.
•
Finance experience – former chief financial officer and vice president of finance for The Cliffs Communities, Inc.  Mr. Whitaker also served as director of internal audit for Ryan’s Family Steak House from 1987 to 1995 and director of internal audit for Baby Superstores, Inc. from 1995 to 1997

Directorships held in the past five years
•	None

Board Leadership

The Board of Directors is committed to the highest standards of corporate governance.  The Board of Directors has determined that it is in the best interest of the Company and its shareholders for both the positions of Chairman and Chief Executive Officer to be held by A. Alexander McLean, III at this time.  If circumstances change in the future, the Board may determine that these positions should be separate.  The Company’s corporate governance policy allows the Board to evaluate regularly whether the Company is best served at any particular time by having the Chief Executive Officer or another director hold the position of Chairman.  The Board of Directors believes that Mr. McLean is best situated to serve as the Chairman because his extensive experience with and knowledge of the Company and industry, gained through more than 20 years of service with the Company (including in his roles as Chief Financial Officer and most recently as the Chief Executive Officer), best position and enable him to lead the Board in setting the strategic focus and objectives of the Company and identifying and overseeing the primary risks and challenges to achieving the Company’s objectives.  In addition, he has presided over the Company during several years of strong growth and profitability.  The Board also believes that the role of its lead independent director, currently filled by Mr. Bramlett, who presides over executive sessions of the Company’s independent directors, provides effective leadership and guidance to the Company’s independent directors in exercising appropriate oversight and accountability of management.

Board Risk Oversight

The Board of Directors is responsible for overseeing the Company’s risk profile and management’s processes for assessing and managing risk.  The Board oversees risks both as a full Board and through its committees.  Certain important categories of risk are assigned to designated Board committees (which are comprised solely of independent directors), which report back to the full Board.  In general,

•
the full Board oversees risks involving the capital structure of the enterprise, including borrowing, liquidity, allocation of capital and major capital transactions and expenditures, and the strength of the finance function; and

•
the Audit Committee oversees risks related to financial controls and internal audit, legal, regulatory and compliance risks, and the overall risk management governance structure and risk management function; and

•	the Compensation Committee oversees the compensation programs so that they do not incentivize excessive risk-taking.

In performing their oversight responsibilities, the Board and its committees review policies and guidelines that senior management use to manage the Company’s exposure to material categories of risk.  In addition, the Board and its committees review the performance and functioning of the Company’s overall risk function and senior management’s establishment of appropriate systems for managing legislative and regulatory risk, credit/counterparty risk, market risk, interest rate and asset/liability matching risk, insurance risk, liquidity risk, operational risk and reputational risk.

During fiscal 2011, the full Board received communications on the most important strategic issues and risks facing the Company.  In addition, the Board and its committees receive regular reports from the Company’s Chief Executive Officer or other senior managers regarding compliance with applicable risk-related policies, procedures and limits.  The Board believes that this leadership structure appropriately supports the risk oversight function.  As indicated above, certain important categories of risk are assigned to committees that review, evaluate and receive management reports on risk.

The Compensation Committee monitors the risks associated with the Company’s executive compensation program, as well as the components of the program and individual compensation decisions, on an ongoing basis.  As part of its assessment, the Compensation Committee discusses the following:

•	whether the current compensation program is achieving the short-term and long-term objectives that the Compensation Committee intended to achieve;
•	whether there were unintended consequences of the current compensation program;
•	whether the components of the compensation program encourage or mitigate excessive risk-taking;
•	whether the Company’s general risk management controls serve to preclude decision-makers from taking excessive risk in order to achieve incentives; and
•	whether the balance between short-term and long-term incentives is appropriate to retain highly qualified individuals.

Director Independence

The Board of Directors has determined that a majority of its current members, specifically, Mr. James R. Gilreath, Mr. William S. Hummers, III, Mr. Charles D. Way, Mr. Ken R. Bramlett, Jr. and Mr. Darrell E. Whitaker, are independent within the meaning of the independence requirements of NASDAQ.  The Board has also determined that Mr. Vassalluzzo, the only non-incumbent nominee for director, is independent within the meaning of the requirements of NASDAQ.  Mr. A. Alexander McLean III, Chairman and Chief Executive Officer, and Mr. Mark C. Roland, President and Chief Operating Officer, do not meet the independence requirements of NASDAQ.

Executive Sessions of Independent Directors

Independent Directors meet without management present at regularly scheduled executive sessions.  These sessions are held after each regularly scheduled board of directors meeting and are presided over by a lead independent director elected by the independent directors.  Mr. Bramlett has been elected as the lead independent director and has served in this role since fiscal 2010.

Compensation and Stock Option Committee

The Board also maintains a Compensation and Stock Option Committee on which Messrs. Bramlett (Chairman), Hummers and Way serve.  This Committee establishes and reviews the compensation criteria and policies of the Company, reviews the performance of selected officers of the Company and recommends appropriate compensation levels to the Board of Directors.  Additionally, this Committee administers the Company’s 1994, 2002, 2005 and 2008 Stock Option Plans.  The Board has determined, in accordance with NASDAQ independence requirements, that each member of the Compensation and Stock Option Committee is an independent director.  The Compensation and Stock Option Committee met five times during the most recent fiscal year and one time thus far in fiscal 2012 prior to the filing of this Proxy Statement.  Additional information regarding the Compensation and Stock Option Committee is set forth below under “Executive Compensation – Compensation Discussion and Analysis.”

Nominating and Corporate Governance Committee

The Board also maintains a Nominating and Corporate Governance Committee on which Messrs. Gilreath (Chairman), Hummers and Whitaker serve.  This committee makes recommendations to the Board regarding composition and organization of the Board, nominations for director and senior executive candidates, and membership of Board Committees and reviews issues with respect to the structure of Board meetings.  This Committee meets at the discretion of the Board or at the call of any two directors.  The Board has determined, in accordance with NASDAQ independence requirements, that each member of the Nominating and Corporate Governance Committee is an independent director.  This Committee met once in fiscal 2011 and once thus far in fiscal 2012 prior to the filing of this Proxy Statement.  For additional information regarding the Nominating and Corporate Governance Committee, see “Corporate Governance Matters – Director Nominations.”

Audit Committee

The Board of Directors maintains an Audit Committee on which Messrs. Way (Chairman), Bramlett, and Whitaker serve.  The Audit Committee reviews the results and scope of each audit, the service provided by the Company’s independent registered public accounting firm and all related-party transactions.  The Board has determined, in accordance with NASDAQ independence requirements, that each member of the Audit Committee is an independent director.  In addition, the Board has determined that each member of the Audit Committee meets the heightened standards of independence for audit committee members under the Securities Exchange Act of 1934.  The Audit Committee met five times during fiscal 2011 and once thus far in fiscal 2012 prior to the filing of this Proxy Statement.  This included quarterly conference call meetings with management and the Company’s independent auditors to review interim financial information prior to its public release.  Additional information regarding the Audit Committee is set forth below under “Proposal II – Ratification of Appointment of Independent Registered Public Accountants.”

The Company’s Audit Committee, consistent with its established practice, reviews and considers any “related person” transactions, within the meaning of Item 404(a) of Regulation S-K under the Securities Act of 1933, as well as any matters regarding the Company’s outside directors, that the Committee believes may present a conflict of interest or potentially impair the independence of one or more of the Company’s outside directors.  The Committee typically conducts this review in conjunction with the preparation of materials for the Company’s annual meeting of shareholders, or on any such other occasion when such transactions are brought to the attention of the Committee, and applies its own judgment, in conjunction with Securities and Exchange Commission (“SEC”) disclosure and NASDAQ independence rules, in assessing such transactions and determining the impact of such transactions on the independence of an outside director.

Audit Committee Financial Experts

The Board of Directors has determined that each current member of the Audit Committee, Mr. Way, Mr. Bramlett and Mr. Whitaker, is an audit committee financial expert.  Each of these three directors is also “independent” as that term is defined in accordance with the independence requirements of NASDAQ.

OWNERSHIP OF COMMON STOCK OF MANAGEMENT

The following table sets forth the sole (unless otherwise indicated) beneficial ownership, as defined by Rule 13d-3 promulgated under the Securities Exchange Act of 1934, of Shares as of June 17, 2011, for each director, nominee, or executive officer identified in the Summary Compensation Table and all directors and executive officers as a group.

	Shares Beneficially Owned
Name of Individual or Number in Group	Amount (1)		Percent of Class

Scott J. Vassalluzzo	2,288,664	(2)	15.2%
A. Alexander McLean, III	182,265	(3)	1.2%
James R. Gilreath	38,000	(4)	*
Ken R. Bramlett, Jr.	42,800		*
Mark C. Roland	87,263		*
Charles D. Way	37,000	(5)	*
William S. Hummers, III	11,280		*
Kelly M. Malson	44,038		*
James Daniel Walters	10,000	(6)	*
Francisco J. Sauza	9,852		*
Darrell E. Whitaker	2,000		*
Directors and all executive officers as a group (13 persons)	2,753,162		18.1%

*Less than 1%.
(1)
Includes the following Shares subject to options exercisable within 60 days of June 17, 2011: Mr. McLean – 62,500; Mr. Gilreath – 24,000; Mr. Bramlett – 24,000; Mr. Roland – 40,000; Mr. Way – 24,000; Ms. Malson – 9,000; Mr. Walters – 8,000; Mr. Sauza – 4,000; directors and executive officers as a group – 195,500.

(2)
Mr. Vassalluzzo is a general partner in Prescott Associates L.P., a New York limited partnership (“Prescott”).  See “Ownership of Shares by Certain Beneficial Owners” for additional information regarding shares beneficially owned by Prescott, Mr. Vassalluzzo and other general partners of Prescott.  Prescott has shared voting power to vote or direct the vote and dispose of or to direct the disposition of 1,338,005 shares.  This amount is included in the table below as shares beneficially owned by Mr. Vassalluzzo, as he has shared voting and dispositive power.  The reconciliation below of the number of shares beneficially owned by Mr. Vassalluzzo as of June 17, 2011 is based on information obtained directly from Mr. Vassalluzzo.

Name	Shared Voting Power	Shared Dispositive Power	Sole Voting and Dispositive Power	Total
Scott J. Vassalluzzo	2,220,876	2,256,876	31,788	2,288,664

(3)	Includes 51,000 Shares in a self-directed retirement account maintained for the benefit of Mr. McLean. Also includes 18,000 Shares which are pledged as security.
(4)	Includes 10,000 Shares in a limited partnership in which Mr. Gilreath is a partner.
(5)	Includes 13,000 Shares which are held in a revocable trust.
(6)	Includes 900 Shares held by Mr. Walters’ spouse. Mr. Walters disclaims beneficial ownership of these Shares.

CORPORATE GOVERNANCE MATTERS

Corporate Governance Policy and Committee Charters

In furtherance of its goal of providing effective governance of the Company’s business and affairs for the benefit of shareholders, the Board of Directors of the Company has adopted a corporate governance policy.  Copies of the governance policy and the committee charters for the Company’s Audit Committee, Compensation and Stock Option Committee and Nominating and Corporate Governance Committee are available on the Company’s website, at www.worldacceptance.com, as well as by mail to any shareholder who requests a copy by writing to the Company’s Corporate Secretary at P.O. Box 6429, Greenville, SC 29606.

Shareholder Communications with Directors

Any shareholder who wishes to communicate with the Board of Directors, or one or more individual directors, may do so by writing to this address:

World Acceptance Corporation
Board Administration
c/o Corporate Secretary
P. O. Box 6429
Greenville, South Carolina 29606

Your letter should indicate that you are a shareholder.  Depending on the subject matter, management will:

•	Forward the communication to the director or directors to whom it is addressed;
•	Attempt to address the communication directly, for example, where it is a request for information about the Company or a stock-related matter; or
•	Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

At each meeting of the Board, a member of management will present a summary of all communications received since the last meeting that were not forwarded.  Those communications are available to the directors on request.

Director Nominations

The Board of Directors is responsible for nominating members of the Board and for filling vacancies on the Board that may exist between annual meetings of shareholders, except to the extent that the Company’s bylaws or applicable South Carolina law require otherwise.  The Board of Directors has delegated the screening process for director nominees to the Nominating and Corporate Governance Committee (the “Governance Committee”).  The Governance Committee consists of three “independent” directors, as determined by the Board in accordance with applicable NASDAQ standards.

The Company’s corporate governance policy outlines certain general criteria for Board membership.  These criteria reflect the Board’s belief that all directors should have the highest personal and professional integrity and, as a general rule, should be persons who have demonstrated exceptional ability, diligence and judgment.  In addition, the policy requires that at least a majority of the Board consist of independent directors.  The Governance Committee, in fulfilling its responsibility to the Board, has determined that, in addition to having expertise that may be useful to the Company, directors, as a group, should meet the following specific criteria: leadership experience, finance experience, risk management experience, corporate governance experience, legal experience and general business experience.  Directors should also be willing and able to devote the required amount of time to Company business.

The Governance Committee’s process for recommending nominees begins with a preliminary assessment of each candidate based on the individual’s resume and biographical information, willingness to serve and other background information.  This information is evaluated against the criteria stated above and the specific needs of the Company at that time.  After these preliminary assessments, the candidates who appear best suited to meet the Company’s needs may be invited to participate in a series of interviews to continue the evaluative process.  Incumbent directors, however, generally are not required to interview again.  On the basis of the information learned during this process, the Governance Committee determines which nominees to recommend to the Board for nomination.

When seeking new director candidates, the Governance Committee may solicit suggestions from incumbent directors, management or others.  Consistent with the Company’s corporate governance policy, the Governance Committee will also consider nominating candidates recommended by shareholders on a case-by-case basis.  In order for shareholders to nominate a director candidate for consideration at the annual meeting, such nominations must be made in writing and received by the Company at its executive offices not later than, in the case of nominees to be considered for election at the 2012 Annual Meeting of Shareholders, February 28, 2012 (which is the business day closest to, but not less than, 120 days prior to the anniversary of this Proxy Statement).  Any nomination should be sent to the attention of the Company Secretary and must include, concerning the director nominee, the following information:  full name, age, date of birth, educational background and business experience, including positions held for at least the preceding five years.  The nomination must also include the nominee’s home and business addresses and telephone numbers and include a signed representation by the nominee to timely provide all information requested by the Company as part of its disclosure in regard to the solicitation of proxies for the election of directors.  The name of each such candidate for director must be placed in nomination at the Annual Meeting by a shareholder present in person.  The nominee must also be present in person at the meeting.  A vote for a person who has not been duly nominated pursuant to these requirements is void.

When considering candidates for director, the Governance Committee takes into account a number of factors in addition to those factors discussed above that the Company considers important qualifications for Board service.  These other factors include whether the candidate is independent from management and the Company, whether the candidate has relevant business experience, the composition of the existing Board, and the candidate’s existing commitments to other businesses.  Although the Governance Committee does not have a formal policy regarding Board diversity, the Governance Committee takes into account matters of diversity (with emphasis on diversity in professional experience and industry background) in considering candidates for the Board.

The Company’s Governance Committee does not currently use the services of any third party search firm to assist in identifying or evaluating board candidates.  However, the Committee may engage a third party to provide these services in the future, as it deems appropriate at the time.

Code of Business Conduct and Ethics

The Company has adopted a written Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all directors, employees and officers of the Company (including the Company’s Chief Executive Officer (principal executive officer) and Senior Vice President and Chief Financial Officer (principal financial and accounting officer)).  The Code of Ethics has been incorporated by reference as an exhibit to the Company’s Annual Report on Form 10-K for the year ended March 31, 2011.  A copy of the Code of Ethics is also available on the Company’s website at www.worldacceptance.com, and to any shareholder who requests a copy by writing to the Company’s Corporate Secretary at P.O. Box 6429, Greenville, South Carolina 29606.

Executive Officer Changes

There were no changes to the Company’s executive officers during fiscal 2011.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.  Executive officers, directors, and greater-than-10-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.  To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all of the Company’s executive officers, directors, and greater-than-10-percent beneficial owners have complied with such reporting requirements during the fiscal year ended March 31, 2011, except that the following Form 4 reports were filed late:  two reports with respect to two transactions for James R. Gilreath, one report with respect to one transaction for Mr. James D. Walters, and one report with respect to one transaction for Mr. Francisco Sauza.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Process Overview

The Compensation and Stock Option Committee (sometimes referred to below as the Compensation Committee) is appointed by the Board to discharge the Board’s responsibilities relating (1) to compensation of the Company’s directors and officers and (2) to the granting of stock options and restricted stock under the Company’s stock option plans or other equity compensation plans.  The Compensation Committee has overall responsibility for approving and evaluating the director and officer compensation plans, compensation policies and programs of the Company and for formulating, revising and administering the Company’s stock option plans or other equity compensation plans.

During fiscal 2011, the Compensation Committee reviewed and approved the annual compensation for the five executive officers of the Company identified below in the Summary Compensation Table, who are also sometimes referred to in this Proxy Statement as the Company’s Named Executive Officers, or “NEOs”: Chief Executive Officer (“CEO”); Senior Vice President and Chief Financial Officer (“CFO”); President and Chief Operating Officer (“COO”); Senior Vice President – Southern Division; and Senior Vice President – Mexico.  In addition the Compensation Committee reviewed and approved the annual compensation for the two executive officers who are not NEOs, the non-executive officers who report directly to the CEO, and the Vice President of Internal Audit.  All grants of stock options and restricted stock were approved by the Compensation Committee.

Role of Executives in Establishing Compensation

The Company’s CEO plays a role in the assessment and recommendation of compensation award decisions for his direct reports, including the assessment and recommendation of compensation for the Company’s CFO and COO.  He provides information to the Compensation Committee regarding compensation matters and, in such instances, helps set the agenda for compensation discussions.

The Company’s CEO is typically invited to attend general sessions of the Compensation Committee, and, depending upon the topic to be discussed, may be invited to attend executive sessions of the Compensation Committee.  The Compensation Committee believes that the CEO’s insight into particular compensation matters is an important factor when discussing and making such decisions regarding such matters.  The Committee typically asks the CEO for his recommendations on compensation matters, for all of the Company’s executive officers and typically makes annual changes effective on June 1 of each year.  The CEO typically is not present during Compensation Committee discussions concerning his own compensation, and historically has not played a role in recommendations regarding his own compensation; however during fiscal 2011 he recommended that he receive no base salary increase.  The CEO does not play a role in recommendations regarding the compensation of the Company’s directors.  Other members of management attend meetings and executive sessions upon invitation by the Compensation Committee if and when the Compensation Committee believes their advice and input regarding specific matters before the Compensation Committee would be useful and appropriate.

Compensation Committee Activity

The Compensation Committee meets as often as it determines necessary to carry out its duties and responsibilities.  This includes regularly scheduled meetings and, if necessary, special meetings.  The regular meeting schedule is established in consultation with management.  The Compensation Committee members review and approve the minutes of each meeting.  Any special meetings of the Compensation Committee are initiated by the Committee Chairman or at management’s request.  Generally, the agenda for each meeting includes regular administrative items to be considered by the Compensation Committee and any specific topics the Chairman or any other Compensation Committee member may want to discuss.  The Compensation Committee from time to time seeks input from the CEO in setting the agenda.  Members of management provide information to the Compensation Committee that management believes will be helpful to the Compensation Committee in discussing agenda topics.  Management also provides materials that the Compensation Committee specifically requests.

The Compensation Committee met five times in fiscal 2011 and once in fiscal 2012 prior to the filing of this Proxy Statement.  The authority and responsibilities of the Compensation Committee are set forth in more detail in the Compensation Committee’s charter, which is available on the Company’s website, at www.worldacceptance.com.

Objectives of the Compensation Program

The primary objectives of the Company’s compensation program, including the executive compensation program, are (i) to attract and retain highly capable and well-qualified executives and other employees, (ii) to focus executives to achieve performance objectives that contribute to the Company’s success and (iii) to focus executives’ efforts on increasing shareholder value.  A further objective of the compensation program is to provide short- and long-term incentives and rewards to executives and other employees for their contribution to the Company.  In addition, the Company strives to promote an ownership mentality among executives, other employees and the Board of Directors and to structure compensation programs and make compensation decisions that are based on performance.

What the Company’s Compensation Program is Designed to Reward

The Company’s compensation program is designed to create a collegial atmosphere that encourages executives to cooperate toward the achievement of short-term and long-term goals that benefit the Company and shareholders as a whole, while at the same time rewarding each executive’s and other employee’s individual contribution to the Company.  The Compensation Committee has established a compensation package consisting of base salary, short-term incentive compensation in the form of an annual cash bonus (the “Executive Incentive Plan”), and long-term incentive compensation in the form of an equity grant (the “Long-term Incentive Plan”).

The Compensation Committee believes that a meaningful portion of the NEOs’ total compensation should be in the form of a long-term incentive and uses equity grants under the Long-term Incentive Plan for this purpose.  The Compensation Committee also believes that these equity grants serve the useful purposes of fostering an ownership mentality in executives and fairly linking the value of a significant component of executive compensation to the value created for the Company’s shareholders.  The same key components and compensation philosophy, at differing amounts, are applied to other selected key employees at differing levels within the Company.

The Compensation Committee believes it is appropriate that an executive officer’s overall targeted compensation package be at or around the median of the market for a comparable position.  This results in the package remaining competitive enough to attract and retain top talent while not over-rewarding average performance.  Compensation opportunities for exceptional business performance are higher, as the Company is willing to pay above the industry median to motivate, reward and retain performers who significantly exceed the Company and individual goals.

Stock price performance is typically not a significant factor in determining annual compensation because the price of the Company’s stock is subject to a variety of factors outside of management’s control, such as historically low float and trading volumes.

Stock Ownership/Retention Guidelines

Currently, the Company does not maintain stock ownership guidelines and does not have a stock retention policy applicable to its executive officers, and is not considering any such guidelines or policy at this time.

Clawback Policies

The Company presently has no formal policies and/or provisions with respect to the adjustment or recovery of awards or payments if the relative performance measures upon which they are based are restated or otherwise adjusted in a manner that would have reduced the size of an award or payment.  However, the Company is considering the implementation of such policies in light of evolving legislative developments and governance practices.  Section 304 of the Sarbanes-Oxley Act of 2002 already mandates the recovery of certain compensation from the Company’s Chief Executive Officer and Chief Financial Officer in the event the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws as a result of misconduct.  In addition, the Dodd-Frank Wall Street Reform and Consumer Protection Act requires the SEC to implement, through rulemaking that has not yet been issued, compensation clawbacks under broader terms.  The Compensation Committee intends to monitor these developments in the consideration and design of any future clawback policy it may implement.  In addition, the Company has attempted to anticipate the potential impact of a future clawback policy on awards granted under its proposed 2011 Stock Option Plan by requiring recipients of awards under this plan to acknowledge that all such awards under the plan will be subject to any future clawback policy the Company may adopt in response to the Dodd-Frank mandate or otherwise.

Compensation Benchmarking

The Compensation Committee has the sole authority to hire and dismiss outside compensation consultants.  In 2007, the Company’s Compensation Committee retained Semler Brossy Consulting Group to prepare various reports regarding the total compensation packages of the CEO, CFO, and COO.  Semler Brossy was initially retained to provide assistance to the Compensation Committee in designing the compensation package for these executives.  The Compensation Committee has not updated these reports for these officers since 2007.

The Compensation Committee reengaged Semler Brossy in June 2009 to prepare a survey for the Senior Vice Presidents.  Because Semler Brossy was unable to obtain a substantial amount of comparable compensation information for a specific peer group at a senior vice president level for operational positions, the Compensation Committee also utilized survey data from other general human resource and executive compensation sources in designing compensation packages for the Senior Vice Presidents.

Elements of Company’s Compensation Program

The Company’s Compensation Program is comprised of the following: base salary, Executive Incentive Plan, Long-Term Incentive Plan, post-employment compensation, and other perquisites.  The Compensation Committee’s philosophy is as follows:

(1)
the combination of the NEO’s base salary, together with his or her targeted annual bonus and targeted long-term incentive should be at or near the median of the Company’s peer group  (the peer group companies were:  Advance America Cash Advance Centers; Cash America International Inc.; CompuCredit Corp; Credit Acceptance Corp; EZCORP Inc; First Cash Financial Services Inc.; Infinity Property and Casualty Corp; National Interstate Corp; QC Holdings Inc.; RLI Corp; Safety Insurance Group Inc.; and United PanAm Financial Corp.)

(2)	a significant portion of total compensation should be variable and performance-based; and
(3)	each NEO should have an opportunity to earn above the median for exceptional performance.

Base Salary

Compensation Committee’s Philosophy
The Compensation Committee assesses base salaries for each position, based on the value of the individual’s experience, performance and/or specific skill set, in the ordinary course of business, but generally not less than once each year at or around the time that the annual budget is approved.

Use of Outside Consultant and Survey Data
As discussed above, the Compensation Committee has not engaged an outside consultant to review the compensation packages for the CEO, CFO, or COO since 2007.  The following table quantifies the survey data provided by Semler Brossy for the Senior Vice Presidents as provided in the June 2009 report.

	Outside Consultant’s Summary				Actual Salary
	25th percentile	50th percentile	Recommended salary for 2010		Fiscal 2010 (3)	Fiscal 2011 (4)
Senior Vice President – Southern Division	$177,000	$200,000	$170,000	(1)	$149,841	$169,841
Senior Vice President –Mexico Division	$234,000	$252,000	N/A	(2)	$194,450	$206,117

(1)	Represents the June 2009 proposed salary by Semler Brossy.
(2)	Semler Brossy did not provide a proposed salary recommendation for the SVP-Mexico Division.
(3)	Base salary as of June 1, 2009.
(4)	Base salary as of June 1, 2010.

How the Fiscal 2011 Annual Increases were Determined
When determining the annual base salary increases for fiscal 2011, the Compensation Committee’s primary consideration for the NEOs was the strong financial performance of the Company in difficult economic conditions.  The Compensation Committee also considered subjective factors when determining its annual base salary review and typically assesses each individual’s experience, his or her performance during the year and his or her specific skill set and experience.  In addition, the Committee took the following individual performance factors into account for base salary increases effective as of June 1, 2010.

•
A.A. McLean III, Chairman and Chief Executive Officer:  Despite an assessment by the Committee that Mr. McLean’s performance during the year warranted a salary increase, Mr. McLean recommended no increase for himself because he believed his 2010 base salary was adequate.  The Compensation Committee accepted his recommendation.

•
Mark C. Roland, Chief Operating Officer and Director:  Mr. Roland’s base salary was increased 4% because of his leadership role in the performance of the Company’s operations and his perceived ability to keep the Senior Vice Presidents and their key employees highly motivated and performing at a high level throughout the year.

•
Kelly M. Malson, Senior Vice President and Chief Financial Officer:  Ms. Malson’s base salary was increased 5% because of her performance in the implementation of the strategic plan; overall management of financial affairs; management of financial reporting; interaction with business and investor community; tax compliance; and Board interaction.

•
James D. Walters, Senior Vice President – Southern Division:  After reviewing the June 2009 Semler Brossy report, the Compensation Committee determined that Mr. Walters’ total compensation was generally appropriate, but that his base salary was too low as a percentage of the total and his annual targeted bonus was too high as a percentage of the total.  Therefore, the Compensation Committee approved a market adjustment of $40,000 to Mr. Walters’ base salary to be payable in two equal $20,000 installments over a two-year period (fiscal 2010 and fiscal 2011) and at the same time reduced his target annual bonus opportunity, also in two steps, in an effort to change the mix between the fixed and variable portions of his cash compensation.

•
Francisco Javier Sauza, Senior Vice President – Mexico Division: Mr. Sauza’s base salary was increased 6% because of his leadership role in the performance of the Company’s Mexico Division’s operations.

Executive Incentive Plan

Compensation Committee’s Philosophy
The Compensation Committee designs the Executive Incentive Plan (annual cash bonus) to be directly consistent with the Company’s annual financial performance.  This plan allows for a potentially significant annual cash bonus based on the Company’s achievement of pre-established annual goals related to (1) increases in earnings per share, (2) growth in loans receivable, (3) expense control, and (4) charge-off control.  The Compensation Committee selected these goals to motivate and reward the maximization of shareholder value based on its belief that earnings per share is the most direct measure of shareholder value and that growth in loans receivable, combined with expense control and charge-off control, are the three most significant determinants of earnings per share.  For the Senior Vice Presidents of Operations, the Executive Incentive Plan also has a component that is based on the annual financial performance of their own division.

How the Company Chose Amounts and/or Formulas Used to Determine the Fiscal 2011 Executive Incentive Plan
It is the Compensation Committee’s objective to have a substantial portion of each officer’s compensation contingent on the Company’s performance, as well as upon his or her own level of performance and contribution towards the Company’s performance.  Executive officers, as well as non-executive officers and other employees, receive bonus compensation in the event certain specified corporate performance measures are achieved.

The Executive Incentive Plan represents the annual cash bonus, which is formula-based and established as an opportunity to earn a certain percentage of base salary based on the extent to which the Company, and in certain cases, the executive and/or that executive’s division, achieve particular goals that are established at the beginning of each fiscal year.  The particular Company performance goals relate to specified levels of earnings per share, loan growth, general and administrative expenses as a percent of revenue, and net charge-offs as a percentage of average loans.  The Compensation Committee selected the threshold, target, and maximum award percentages for each goal based primarily on historical performance and the fiscal 2011 budget.  As an officer’s level of responsibility increases, it is the Compensation Committee’s intent to have a greater portion of the officer’s total compensation be dependent upon the Company’s performance rather than on the performance of individual business units.  Therefore, Mr. McLean’s, Ms. Malson’s, and Mr. Roland’s Executive Incentive Plan are tied 100% to the Company’s performance measures.  The Executive Incentive Plan for Mr. Walters and Mr. Sauza are split between the same Company performance measures that are used for the CEO, COO and CFO and divisional performance measures for their own operating units.

Approximately 72.0% of the aggregate amount of annual bonuses, which include the Executive Incentive Plan bonuses, earned by Company employees in fiscal 2011 was awarded to employees who are not NEOs.

The following table reflects the range of potential minimum and maximum Executive Incentive Plan awards for each of the NEOs:

	Minimum (1)	% of Salary - Threshold	% of Salary – Target	% of Salary - Maximum
A.A McLean III	25.0%	50.0%	100.0%	150.0	% (2)
Kelly M. Malson	20.8%	41. 7%	83.3%	125.0	% (2)
Mark C. Roland	22.5%	45. 0%	90.0%	135.0	% (2)
James D. Walters	6.7%	33.3%	66.7%	100.0	% (3)
Francisco J. Sauza	33.3%	41.7%	83.3%	125.0	% (4)
(1)	The minimum formula amount calculated assumes the Company meets none of its goals. The Compensation Committee has negative discretion to approve or disapprove this award and/or reduce the amount.
(2)	This NEO is eligible to earn this maximum percentage of his or her base salary upon the achievement of the Company performance measures.
(3)
Mr. Walters is eligible to earn a maximum of 40% of his base salary upon the achievement of the Company performance measures and 60% of his base salary upon the achievement of his divisional performance measures.

(4)
Mr. Sauza is eligible to earn a maximum of 50% of his base salary upon the achievement of the Company performance measures and 75% of his base salary upon the achievement of his divisional performance measures.

The following table reflects the particular Company-level performance targets for fiscal 2011, as well as the Company’s actual level of achievement on each of these measures for fiscal 2011:

	Threshold	Target	Maximum	Actual	Target weight as a % of total bonus (CEO, CFO, COO)	Target weight as a % of total bonus (SVP Southern Division)	Target weight as a % of total bonus (SVP Mexico Division
EPS	$5.10	$5.21	$5.32	$5.63	40%	16%	16%
Loan Growth	12.0%	13.5%	15.0%	13.6%	30%	12%	12%
G&A expenses (less amortization expense) as a percentage of revenue	49.7%	49.2%	48.7%	47.9%	20%	12%	8%
Net charge-offs	15.7%	15.2%	14.7%	14.3%	10%	N/A (1)	4%
Total EIP – Based on Company Performance Measures as a percent of total bonus					100%	40%	40%
(1)	Mr. Walters’ divisional net charge-offs are included in his specific divisional performance measures. Therefore, the Company net charge-offs are excluded.

For the divisional operations piece of Mr. Walters’ Executive Incentive Plan, he is awarded points based on the division’s performance for profit, charge-offs, delinquency, and loan balance growth.  Points are awarded based on the performance of the specific states that make up the Southern Division (South Carolina, Georgia, Alabama and Louisiana) based on branch profitability, receivable growth, loan losses and delinquency.

Southern Divisional Performance Measures
Total points earned	Incentive as a percentage of base salary
0-4	0%
5-15	6
16-23	12
24-31	18
32-39	24
40-47	30
48-57	36
58-67	42
68-77	48
78-87	54
88+	60

Points earned by Mr. Walters are based on the following goals:

Goal	Range of Points
Loan Growth	0-30
Pre-tax Profit	0-20
Bad Debt Expense	0-30
Delinquency	0-20

For the divisional operations piece of Mr. Sauza’s Executive Incentive Plan, he is awarded points based on the division’s performance for profit, loan balance growth, and general and administrative expense as a percent of revenue.  Points are awarded based on the performance of the Mexico Division’s operations.

Mexico Divisional Performance Measures
Total points earned	Incentive as a percentage of base salary
0-4	25%
5-7	35
8-10	45
11-13	60
14-16	75

Points earned by Mr. Sauza are based on the following goals:

Goal	Range of Points
Loan Growth	1 to 4
Pre-tax Profit	1 to 4
G&A expenses as a percent of revenue	1 to 4
Administration	0 to 4

Long-Term Incentive Plan (Stock Option and Restricted Stock Grants)

Compensation Committee’s Philosophy
The Compensation Committee intends to use the Long-Term Incentive Plan as a further means of attracting and retaining qualified and highly talented executive officers with a market competitive compensation program that supplements the base salary and Executive Incentive Plan elements with longer-term incentives of stock options or restricted stock.  The Compensation Committee also believes that equity-based awards serve the useful purpose of fostering an ownership mentality in executives and aligning the value of a significant component of executive compensation to the value realized by the Company’s shareholders.  The same key components and compensation philosophy, at differing amounts, are applied to key employees at all levels within the Company.

Option and restricted stock awards under the Long-Term Incentive Plan are made at regularly scheduled Compensation Committee meetings or, as may be needed in the case of new hires, promotions, or inadvertent omissions of employees from the regularly scheduled annual grants, at properly noticed special meetings.  Each of the Company’s executive officers typically receives annual stock option grants or restricted stock under the Company’s stock option plans.  All of the Company’s full time employees are eligible for stock option grants through the Company’s stock option plans.  Approximately 91% and 8% of the stock options and restricted stock, respectively, granted under the plan in fiscal 2011 were granted to employees who are not executive officers.  Approximately 89% and 7% of the stock options and restricted stock, respectively, granted under the plan in fiscal 2010 were granted to employees who are not executive officers.

The Company grants all equity-based awards at fair market value as of the date of grant.  The value of restricted stock grants and the exercise price for stock option grants are determined by reference to the last quoted price per share on the NASDAQ Stock Market at the close of business on the date of grant.

Use of Outside Consultant
In the October 2007 survey, Semler Brossy also suggested that the Compensation Committee consider a transition towards a more structured annual equity grant approach in which long-term incentive awards are made annually to the CEO, COO and CFO in amounts equal to a percentage of each executive’s base salary.  In the Semler Brossy studies, ranges of annual equity awards were suggested to the Compensation Committee.  In addition it was suggested that the equity awards be split between time-based shares and performance-based shares.  Although the overall determination of the number of stock options and restricted shares are awarded at the discretion of the Compensation Committee, and not required to be formula-based, the Compensation Committee has considered the following ranges in determining the number of options or restricted shares awarded to the CEO, COO and CFO.  The following table shows the ranges of annual equity awards as a percent of salary, and the suggested breakdown between time-based and performance-based awards:

	Long-Term Incentive
	Percent of Salary		Percent of Shares Awarded
Executive	Target	Maximum	Time-Based	Performance-Based
A.A. McLean III	125%	200%	57%	43%
Kelly M. Malson	75%	160%	57%	43%
Mark C. Roland	90%	175%	57%	43%

A consultant was not used in determining the Senior Vice Presidents’ long-term incentives.

How the Company Chose Amounts and/or Formulas to Determine the Fiscal 2011 Long-Term Incentive (Stock Option and Restricted Stock Grants)
Although the Compensation Committee considered the ranges suggested by Semler Brossy, it ultimately exercised its own discretion in determining the number of restricted shares awarded to the CEO, COO and CFO for 2011.  The Senior Vice Presidents’ awards were also determined in the discretion of the Compensation Committee and were based on the recommendations of the CEO and COO.  The following table presents information on the equity awards to the NEOs for fiscal 2011 under the Long-Term Incentive Plans:

	Restricted stock grant						As a percent of salary
	Time-based		Performance-based		Stock options		at the time of the grant
	#	$	#	$	#	$	%
A.A McLean III	10,159	437,243	7,505	323,015	–	–	181
Kelly M. Malson	3,926	168,975	2,901	124,859	–	–	151
Mark C. Roland	7,395	318,281	5,465	235,214	–	–	169
James D. Walters	–	–	–	–	9,000	215,640	127
Francisco J. Sauza	3,800	163,552	–	–	–	–	79

The Compensation Committee also determined that the equity award of restricted shares would be 57.5% time-based and 42.5% performance-based for Mr. McLean, Ms. Malson, and Mr. Roland.  Mr. Walters’ stock option grant and Mr. Sauza’s restricted stock grant are time-based only.

Post-Employment Compensation

The Company has instituted a Supplemental Executive Retirement Plan (“SERP”), which is a non-qualified executive benefit plan in which the Company agrees to pay the participating executive additional benefits in the future, usually at retirement, in return for continued employment by the executive.  Based on the CEO’s recommendations, the Compensation Committee approves the key executives who participate in the SERP.  The SERP is an unfunded plan, which means there are no specific assets set aside by the Company to fund its obligations under the plan.  The executive has no rights under the plan beyond those of a general creditor of the Company.  There are currently 15 participants in the SERP, including all 7 executive officers, 2 other senior level officers, 4 retired participants, and 1 deceased participant.  The SERP contracts provide for a retirement benefit of 45% of the participant’s final base salary, multiplied by a “Days of Service Fraction” should the participant elect early retirement, for a period of 15 years.  No participant will be granted early retirement until the participant has reached age 57, has been a participant of the plan for at least 8 years and obtains permission from the Board of Directors.  More information regarding the SERP is set forth below under “Executive Compensation – Supplemental Executive Retirement Plan.”

In May, 2009, the Company instituted a second SERP to meet particular needs to provide one senior level officer the same type of benefits as the original SERP but for which he would not have been able to meet the requirements due to age.  This SERP is also an unfunded plan, with no specific assets set aside by the Company in connection with the plan.

Employee Benefits and Perquisites:

In order to attract and retain top caliber executives and to pay them market levels of compensation, the Company provides NEOs and certain other employees the following benefits and perquisites:

•
Medical Insurance.  The Company makes available to each NEO and the NEO’s spouse and dependents such health and dental insurance coverage as the Company may from time to time make available to its other employees, officers and executives.  The Company pays the same portion of the premiums for this insurance as it does for all of its employees.

•
Life and Disability Insurance.  The Company provides each NEO the same long-term disability and life insurance as the Company in its sole discretion may from time to time provide to its other officers and employees.

•
Deferred Compensation.  The Company maintains for its senior and executive officers a Non-Qualified Deferred Compensation Plan.  No executive officers currently participate in this plan, and the plan is unfunded.

•
Defined Contribution Plan.  The Company offers to all of its eligible employees, including its NEOs, the Section 401(k) Retirement Plan (the “401(k) Plan”), a tax qualified retirement plan.  The 401(k) Plan permits eligible employees to defer up to 15% of their annual eligible compensation, subject to certain limitations imposed by the Internal Revenue Code.  The employees’ elective deferrals are immediately vested and non-forfeitable in the 401(k) Plan.  The Company makes a matching contribution equal to 50% of the employees’ contributions for the first 6% of annual eligible deferred compensation, which vests over a 6-year period.

•	Company Car. The Company provides each NEO and each of its other officer-level employees the unrestricted use of a Company car at no expense to the officer employee.
•
Company Aircraft.  The Company allows the NEOs and their spouses or family members to fly on the Company aircraft when used concurrently with an official Company function.  No other personal use of the Company aircraft is allowed.

•
Other.  The Company makes available certain perquisites or fringe benefits to executive officers and other employees, such as professional society dues, club dues, food, and recreational fees incidental to official Company functions.

Timing of Compensation Decisions

Executive officer and non-executive officer compensation are typically reviewed early in each fiscal year after a review of the annual financial statements, operating objectives and personal objectives for the prior fiscal year has been completed and as the budget for the coming fiscal year is being finalized.

The Compensation Committee may, however, review salaries or grant stock options or restricted stock at other times as a result of new appointments, promotions or for other reasons during the year.  The following table summarizes the approximate timing of the more significant compensation events:

Event	Timing
Set Board and Committee meeting dates
At least 1 year prior to meeting dates.  Board meetings have historically been held in February, May, August and November.

Regularly scheduled Compensation Committee meeting dates historically have been in May and November.

Establish executive and non-executive officer financial and personal objectives	May or June of each fiscal year for the current year.

Review and approve base salary for executive and non-executive officers	May of each fiscal year for the current year. (Base salary adjustments are typically effective as of June 1)

Determine stock option grants and restricted stock grants for executive officers, non- executive officers, and other employees	November of each fiscal year for the current year.

Summary Compensation Table

The following table includes information concerning compensation for each of the three full fiscal years ended March 31, 2011, 2010 and 2009 to the five NEOs, including the CEO, CFO and three other most highly compensated executive officers of the Company who were serving as such as of March 31, 2011.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (2)		Non- Equity Incentive Plan Compen -sation ($) (3)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)
A.A. Mclean, III	2011	$420,000	–	$760,258	$		$567,000	$65,557	$63,294	$1,876,109
Chief Executive	2010	415,833	–	591,348		–	567,000	124,872	48,576	1,747,629
Officer	2009	389,167	–	553,523		–	420,000	245,061	43,243	1,650,994

Kelly Malson (6)	2011	193,229	–	293,834		–	219,120	9,368	26,291	741,842
Senior Vice President	2010	183,313	–	232,150		–	208,686	31,613	27,446	683,208
and Chief Financial Officer	2009	171,667	–	213,153		–	153,127	31,332	32,057	601,336

Mark C. Roland	2011	325,500	–	553,495		–	398,034	82,602	29,597	1,389,228
President and Chief	2010	311,875	–	427,066		–	382,725	83,208	35,274	1,240,148
Operating Officer	2009	295,000	–	397,660		–	283,500	105,901	33,560	1,115,621

James D. Walters	2011	166,508	–	–		215,640	152,857	51,738	34,888	621,631
Senior Vice	2010	141,508	–	–		168,520	134,857	52,606	18,103	515,594
President –Southern Division	2009	128,520	–	–		102,120	69,250	20,402	11,877	332,169

Francisco J. Sauza	2011	204,173	–	163,552		–	185,503	44,086	10,350	607,664
Senior Vice	2010	190,206	–	194,880			164,464	97,749	10,765	658,064
President –Mexico	2009	181,164	–	171,590		–	128,864	35,488	13,479	530,585

(1)
Base salary for the NEOs is based upon experience, overall qualifications, and information about compensation offered to executive officers of similar qualifications and experience at similar companies as discussed further above in “—Elements of the Company’s Compensation Program—Base Salary.”  Base salary earned from April 1 to March 31 of the respective years.

(2)
The amounts in these columns reflect the grant date fair value determined in accordance with FASB ASC Topic 718.  Assumptions used in the calculation of these amounts are included in footnote 15 to the Company’s audited financial statements for the fiscal year ended March 31, 2011, included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011 filed with the SEC (the “2011 Form 10-K”).

(3)
This compensation was earned under the Company’s Executive Incentive Plan, as described further above under “—Elements of the Company’s Compensation Program—Executive Incentive Plan” and is based on the Company’s achievement of pre-established annual goals related to increases in earnings per share, growth in receivables, expense control and charge-off control.

(4)	These amounts consist of the increase in the present value of the accumulated benefit at retirement of the NEO’s benefit under the Company’s SERP.
(5)	Components of All Other Compensation are included in a separate table below.
(6)	Ms. Malson was promoted to Senior Vice President and Chief Financial Officer on May 11, 2009. Prior to that she was Vice President and Chief Financial Officer.

Components of All Other Compensation

Benefits and Perquisites	McLean		Malson	Roland	Walters		Sauza
Company car	30,012		18,478	21,489	4,830		2,967
Company contributions to 401(k) Plan	7,356		7,423	7,450	7,503		6,972
Term life insurance premiums	755		390	658	330		411
Personal use of corporate plane	23,707	(1)	–	–	22,225	(2)	–
Club dues	1,464		–	–	–		–

Total	63,294		26,291	29,597	34,888		10,350

(1)	During fiscal 2011, Mr. McLean’s family members were passengers on two flights with an imputed income of $23,707.
(2)	During fiscal 2011, Mr. Walter’s family members were passengers on a flight with an imputed income of $22,225.

Supplemental Executive Retirement Plan

As discussed above under “—Elements of the Company’s Compensation Program – Post-Employment Compensation,” the Company has a SERP, in which all NEOs participate.

The expected benefits associated with the retirement of any of the five NEOs at March 31, 2011, assuming retirement at projected base salary at the number of years of credited service, are indicated in the table below.

In the event of a participant’s death, the SERP is payable to the participant’s beneficiary or estate as if the participant had retired at 65 years of age.

Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit at Retirement ($) (1)	Present Value of Accumulated Benefit at Death ($) (2)	Payments During Last Fiscal Year ($)
A. A. McLean	21	1,376,711	1,835,615	–
K. M. Malson	5	141,878	851,266	–
M. C. Roland	14	770,958	1,431,780	–
J. D. Walters	15	293,010	742,292	–
F. J. Sauza	5	300,279	900,837	–

(1)	Based on the assumptions disclosed in footnote 15 of the Company’s 2011 Form 10-K and on the assumption the NEO retires at age 65.
(2)	Present value of SERP benefits payable at death was calculated as 45% of the executive’s base salary for 15 years assuming a 6% interest rate.

The Role of Employment Agreements

The Company maintains employment agreements with Mr. McLean, Mr. Roland, Ms. Malson and Mr. Sauza, which are described below in more detail under “—Employment Agreements.”  The Committee believes that the employment contracts are necessary to secure the services of those individuals on the terms and conditions stated in the agreements, and to provide management stability should there occur a significant corporate change in control event.  The employment agreements had initial three-year terms expiring on May 20, 2010, May 20, 2010, August 26, 2010 and May 31, 2011, respectively, subject to automatic extension as described below.  These agreements generally provide for the payment of severance benefits above and beyond compensation accrued through the date of separation in cases in which the executive is terminated without cause or is constructively discharged.  In cases of a change in control of the Company (as generally defined under the agreements in accordance with Section 409A of the Internal Revenue Code), the severance benefits are triggered only in the event there is both a change in control and the executive is terminated without cause or constructively discharged within two years following the change in control, except in the case of Mr. Sauza, whose benefits are triggered within one year following a change in control.  The Committee believes that the change in control severance triggers in these agreements strike an appropriate balance between Company and shareholder concerns about executive retention in the event of a change in control versus the executives’ legitimate concerns regarding termination or diminution of duties in such an event.

Employment Agreements

Effective May 21, 2007, the Company entered into employment agreements with Mr. A. Alexander McLean, III, its Chief Executive Officer, and Mr. Mark C. Roland, its President and Chief Operating Officer. Effective August 28, 2007, the Company entered into an employment agreement with Ms. Kelly M. Malson, its then Vice President (now Senior Vice President) and Chief Financial Officer.  Effective June 1, 2008, the Company entered into an employment agreement with Mr. Francisco J. Sauza, its Senior Vice President of Mexico.  These agreements had initial three-year terms, with original expiration dates of May 20, 2010, May 20, 2010, August 27, 2010 and May 31, 2011 respectively, but are subject to automatic extension for successive one-year periods thereafter unless either the Company or the executive gives notice of termination not less than 90 days prior to the date on which the agreement would otherwise be automatically extended.  The agreements provide for annual base salaries as specified for Mr. McLean, Mr. Roland, Ms. Malson and Mr. Sauza, subject in each case to annual adjustment as determined by the Compensation Committee.  In conjunction with the Company’s annual performance review performed in May 2011, the base salary for Mr. Roland was increased to $343,980 from $327,600, Ms. Malson was increased to $204,514 from $194,775, and Mr. Sauza was increased to $216,423 from $206,117.  These increases were effective June 1, 2011.  Mr. McLean’s salary remained the same at $420,000.

The agreements further provide for payment, at the Company’s discretion, of annual cash incentive payments and equity or cash-based, long-term incentive compensation awards in accordance with criteria established by the Board or the Committee, including participation in the Company’s Executive Incentive Plan, as described above under “—Elements of the Company’s Compensation Program – Executive Incentive Plan.”  Each executive is also entitled to the use of a Company automobile (including maintenance and insurance) of a value commensurate with the executive’s position in accordance with the Company’s car policy and to participate in all other compensation benefits and programs and to receive such other benefits and perquisites as provided under any existing or future program for salaried employees.  These benefits include the right to participate in the Company’s SERP in accordance with that plan, as described above.

McLean, Roland and Malson

Under the agreements with Mr. McLean, Mr. Roland and Ms. Malson, the Company has agreed to provide these executives with long-term disability insurance benefits equal to 60% of the executive’s base salary at the time of disability.  These agreements also provide for severance payments and the continuation of certain benefits if the executive is terminated without cause or constructively discharged (as defined in the agreement).  In the event of such termination without cause or constructive discharge, including any such termination or discharge that occurs within two years after a change of control of the Company, the executive is generally entitled to receive (i) a lump sum cash payment of accrued salary, unused vacation pay and any unpaid bonus earned for the year prior to the fiscal year in which termination occurs, (ii) a prorated bonus for the portion of the fiscal year in which the termination occurs, calculated based on the average of the executive’s bonus payments for the preceding three years, (iii) severance pay equal to two years’ base salary and two years’ bonus (calculated as the average of the bonus paid to the executive over the three years prior to termination), payable over 24 months and (iv) the continuation of all other welfare and fringe benefits until the earlier of 24 months from the date of termination or such time as the executive becomes employed and eligible for similar benefits from another company.  In the event the executive is terminated without cause or is constructively discharged following a change in control, the severance payments described in item (iii) of the preceding sentence shall be payable in a lump sum, unless the termination occurs between the first and second anniversary of the change in control, in which case such severance payments shall be payable as described in Item (iii).  In the event the executive’s employment is terminated for reasons other than a without cause termination or constructive discharge, the Company is generally obligated to pay to the employee or his estate the amount of accrued and unpaid compensation due the employee through the date of termination.

Under these agreements, Messrs. McLean and Roland and Ms. Malson have agreed to observe certain confidentiality and non-compete obligations during the term of employment and for 24 months thereafter.

Sauza

Under the agreement with Mr. Sauza, the Company has agreed to provide Mr. Sauza with long-term disability insurance benefits equal to 60% of the executive’s base salary at the time of disability.  This agreement also provides for severance payments and the continuation of certain benefits if the executive is terminated without cause or constructively discharged (as defined in the agreement).  In the event of such termination without cause or constructive discharge, including any such termination or discharge that occurs within one year after a change of control of the Company, the executive is generally entitled to receive (i) a lump sum cash payment of accrued salary, unused vacation pay and any unpaid bonus earned for the year prior to the fiscal year in which termination occurs, (ii) a prorated bonus for the portion of the fiscal year in which the termination occurs, calculated based on the average of the executive’s bonus payments for the preceding three years, (iii) severance pay equal to one year’s base salary and one year’s bonus (calculated as the average of the bonus paid to the executive over the three years prior to termination), payable over 12 months and (iv) the continuation of all other welfare and fringe benefits until the earlier of 12 months from the date of termination or such time as the executive becomes employed and eligible for similar benefits from another company.  In the event the executive is terminated without cause or is constructively discharged following a change in control, the severance payments described in item (iii) of the preceding sentence shall be payable in a lump sum.  In the event the executive’s employment is terminated for reasons other than a without cause termination or constructive discharge, the Company is generally obligated to pay to the employee or his estate the amount of accrued and unpaid compensation due the employee through the date of termination.  Under this agreement, Mr. Sauza has agreed to observe certain confidentiality and non-compete obligations during the term of employment and for 12 months thereafter.

The following table provides estimates of the amounts payable to Messrs. McLean Roland, Sauza and Ms. Malson under their employment agreements, assuming each was terminated without cause or constructively discharged on March 31, 2011.  Note that the table excludes unpaid salary accrued through the termination date and reimbursement of any unpaid business expenses.

Name	Salary Continuation ($)	Bonus Continuation ($)	Benefits Continuation ($) (1)	Benefits from Accelerated Equity Vesting ($) (2)	Total ($)
A. A. McLean III	840,000	1,036,000	16,704	2,872,973	4,765,677
Kelly M. Malson	389,549	387,289	14,136	1,107,357	1,898,331
Mark C. Roland	655,200	709,506	14,256	2,068,926	3,447,888
Francisco J. Sauza	206,117	159,610	7,992	272,536	646,255

(1)
The benefits continuation payment represents 24 months of health and dental insurance for all NEOs other than Mr. Sauza, and 12 months of such insurance for Mr. Sauza, based on the executive’s current insurance cost.

(2)
Benefits from accelerated equity vesting represent the difference between the Company’s March 31, 2011 closing stock price and the option exercise price for any unvested shares, plus the March 31, 2011 closing stock price for any unvested restricted stock shares.

These executives are also entitled to benefits discussed in the sections entitled “-Supplemental Executive Retirement Plan,” “-Death Benefits,” and “-Disability Benefits.”

Death Benefits

The Company also provides death benefits to the NEOs, which are payable to each participant’s designated beneficiary or estate.  The participant’s designated beneficiary will be entitled to receive the proceeds of any life or other insurance or other death benefit programs.  In addition, the beneficiaries will be eligible for SERP benefits according to the terms and conditions of that plan as if the executive had retired at age 65.  Had any of the NEOs become deceased on March 31, 2011, the Company would have paid the following:

Name	Life insurance proceeds ($) (1)	Present Value of SERP benefits ($) (2)	Benefits from Accelerated Equity Vesting ($) (3)	Total ($)
A. A. McLean III	500,000	1,835,615	2,872,973	5,208,588
Kelly Malson	389,550	851,266	1,107,357	2,348,173
Mark C. Roland	500,000	1,431,780	2,068,926	4,000,706
James D. Walters	339,682	742,292	1,072,116	2,154,090
Francisco J. Sauza	412,234	900,837	272,536	1,585,607

(1)	Life insurance proceeds represent two times the participant’s base pay, not to exceed $500,000.
(2)	Present value of SERP benefits payable at death was calculated as 45% of the executive’s base salary for 15 years, assuming a 6% interest rate.
(3)
Benefits from accelerated equity vesting represent the difference between the Company’s March 31, 2011 closing stock price and the option exercise price for any unvested stock options, plus the March 31, 2011 closing stock price for any unvested restricted stock shares.

Disability Benefits

In the event of disability, the Company will continue to pay the NEO his or her salary for a period of 90 days.  After the 90 days, the Company may terminate his or her employment, at which time the Company will provide long-term disability payments of up to 60% of the base salary at the time of disability until the NEO reaches age 65.  At age 65 or at such time as the long-term disability payments cease, the NEO will begin to receive payments under the SERP plan.  Had any of the NEOs become disabled on March 31, 2011, his or her benefits would have been as follows:

Name	90 day continuation pay ($) (1)	Long-term disability pay ($) (2)	Present value of SERP benefits ($) (3)	Total ($)
A. A. McLean III	105,000	1,239,166	970,527	2,314,693
Kelly M. Malson	48,694	1,466,698	35,041	1,550,433
Mark C. Roland	81,900	1,550,244	406,131	2,038,275
James D. Walters	42,460	1,227,093	81,312	1,350,865
Francisco J. Sauza	51,529	841,167	177,735	1,070,431

(1)	Represents 3 months of the NEO’s current base salary.
(2)
Long-term disability pay was calculated as the present value of 60% of the executive’s base pay from March 31, 2011 until the executive reaches age 65.  The present value calculation assumed a 6% interest rate.

(3)
SERP benefits in the event of an NEO’s disability were calculated as the present value of 45% of the executive’s base pay, at the time the executive was disabled, for 15 years beginning when the executive reaches age 65.  The present value calculation assumes an interest rate of 6%.

Stock Options and Restricted Stock (Long-Term Incentive Plan)

The Company currently has a 1994 Stock Option Plan, a 2002 Stock Option Plan, a 2005 Stock Option Plan and a 2008 Stock Option Plan for the benefit of certain officers and employees.  Under these plans, 4,850,000 shares of authorized Common Stock have been reserved for issuance pursuant to grants of options, or in some cases, restricted stock, approved by the Compensation Committee of the Board of Directors.  The authorized options have a maximum duration of 10 years, may be subject to certain vesting requirements, and are priced at the market value of the Company’s Common Stock on the date of the grant of the option.

Options to purchase 1,178,600 shares remained outstanding under the plans as of March 31, 2011, and 233,244 shares of Common Stock remained available under the plans for future grants.  Of this remaining capacity, the entire amount may be granted as options or up to 188,039 shares may be granted as restricted stock.

As described below under Proposal III the Company is also proposing its 2011 Stock Option Plan for shareholder approval at the meeting.  If approved, this new plan would authorize up to 1,500,000 additional shares of Common Stock for issuance under the terms of the Plan, as more fully discussed below under “Proposal III – Approval of the 2011 Stock Option Plan.”

Grants of Plan-Based Awards Table

The following table sets forth certain information with respect to the restricted stock and options granted during or for the fiscal year ended March 31, 2011 to each of the NEOs.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)(3)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
A. A. McLean		210,000	420,000	630,000	–	–	–	–	–	–	–
A. A. McLean	11/08/10	–	–	–	2,502	5,003	7,505	–	–	–	323,015	(4)
A. A. McLean	11/08/10	–	–	–	–	–	–	10,159	–	–	437,243	(4)

K. M. Malson		81,163	162,306	243,469	–	–	–	–	–	–	–
K. M. Malson	11/08/10	–	–	–	967	1,934	2,901	–	–	–	124,859	(4)
K. M. Malson	11/08/10	–	–	–	–	–	–	3,926	–	–	168,975	(4)

M. C. Roland		147,420	294,840	442,260	–	–	–	–	–	–	–
M. C. Roland	11/08/10	–	–	–	1,822	3,643	5,465	–	–	–	235,213	(4)
M. C. Roland	11/80/10	–	–	–	–	–	–	7,395	–	–	318,281	(4)

J. D. Walters		56,614	113,227	169,841	–	–	–	–	–	–	–
J. D. Walters	11/08/10	–	–	–	–	–	–	–	9,000	43.04	215,640	(5)

F. J. Sauza		85,889	171,757	257,646	–	–	–	–	–	–	–
F. J. Sauza	11/08/10	–	–	–	–	–	–	3,800	–	–	163,552	(4)

(1)	Awards represent the NEO’s cash bonus opportunity for fiscal 2011 under the Executive Incentive Plan.
(2)
Represent total potential future payouts under performance-based restricted stock awards.  Payout of these restricted stock awards at the end of the 2011-2013 performance periods will be dictated by the Company’s performance against pre-determined measures of EPS growth.  The shares will vest on April 30, 2013 based on the Company’s compounded EPS growth according to the following formula:

Compounded Annual EPS Growth	Vesting Percentage
less than 10%	0%
10% to 11.99%	33% - (Target 1)
12% to 14.99%	67% - (Target 2)
15% or higher	100% - maximum

(3)	Shares issued pursuant to the terms of the 2008 Stock Option Plan.
(4)	Based on the grant date fair value of $43.04 and assumes the maximum estimated future payout.
(5)	Based on the Black-Scholes model, options granted on November 8, 2010 had a fair value of $23.96.

Outstanding Equity Awards at Fiscal Year-End Table

The following table includes certain information with respect to the value at March 31, 2011 of all unexercised options and restricted shares previously awarded to the NEOs.  The number of options held at March 31, 2011 includes options granted under the stock option plans discussed above.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexer- cisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
A. A. McLean	7,500	–		–	8.29	10/24/12	–		–	–		–
A. A. McLean	10,000	–		–	16.55	10/24/13	–		–	–		–
A. A. McLean	5,000	–		–	23.53	10/28/14	–		–	–		–
A. A. McLean	15,000	–		–	28.29	11/09/15	–		–	–		–
A. A. McLean	25,000	–		–	25.05	03/23/16	–		–	–		–
A. A. McLean	–	–		–	–	–	–		–	13,950	(7)	909,540
A. A. McLean	–	–		–	–	–	4,891	(8)	318,893	10,952	(9)	714,070
A. A. McLean	–	–		–	–	–	6,766	(10)	441,143	7,505	(11)	489,326

K. M. Malson	14,000	–		–	25.05	03/23/16	–		–	–		–
K. M. Malson	–	–		–	–	–	–		–	5,250	(7)	342,300
K. M. Malson	–	–		–	–	–	1,920	(8)	125,184	4,299	(9)	280,295
K. M. Malson	–	–		–	–	–	2,614	(10)	170,433	2,901	(11)	189,145

M. C. Roland	15,000	–		–	28.29	11/09/15	–		–	–		–
M. C. Roland	25,000	–		–	25.05	03/23/16	–		–	–		–
M. C. Roland	–	–		–	–	–	–		–	9,900	(7)	645,480
M. C. Roland	–	–		–	–	–	3,533	(8)	230,352	7,908	(9)	515,602
M. C. Roland	–	–		–	–	–	4,926	(10)	321,175	5,465	(11)	356,318

J. D. Walters	8,000	2,000	(2)	–	46.21	11/24/16	–		–	–		–
J. D. Walters	–	4,000	(3)	–	28.19	11/12/17	–		–	–		–
J. D. Walters	–	7,200	(4)	–	16.85	11/10/18	–		–	–		–
J. D. Walters	–	8,800	(5)	–	26.73	11/09/19	–		–	–		–
J. D. Walters	–	9,000	(6)	–	43.04	11/08/20	–		–	–		–

F. Sauza	4,000	–		–	28.29	11/09/15	–		–	–		–
F. Sauza	–	–		–	–	–	1,650	(8)	107,580	–		–
F. Sauza	–	–		–	–	–	2,530	(10)	164,956	–		–

(1)	These amounts are based on the market value of the Company’s Stock at the close of business on March 31, 2011, which was $65.20.
(2)	2,000 shares with a vesting date of November 24, 2011.
(3)	2,000 shares per year, with vesting dates of 11/12/11 and 11/12/12.
(4)	2,400 shares per year, with vesting dates of 11/10/11, 11/10/12 and 11/10/13.
(5)	2,200 shares per year, with vesting dates of 11/9/11, 11/9/12, 11/9/13 and 11/9/14.
(6)	1,800 shares per year, with vesting dates of 11/8/11, 11/8/12, 11/8/13, 11/8/14 and 11/8/15.
(7)	Represents the future payout of November 12, 2008 grant, which will vest on November 10, 2011.
(8)	Restricted shares with a vesting date of November 9, 2011.
(9)
Represent total potential future payouts of the November 10, 2009 performance award grant.  Pay out of performance share awards at the end of the 2010-2012 plan period will be dictated by the Company’s performance against pre-determined measures of EPS growth.  The shares will vest on April 30, 2012 based on the Company’s compounded EPS growth according to the following:

Compounded Annual EPS Growth	Vesting Percentage
less than 10%	0%
10% to 11.99%	33%
12% to 14.99%	67%
15% or higher	100%

(10)	Restricted shares vest at a rate of 50% with the following vesting date of 11/08/11 and 11/08/12.
(11)
Represent total potential future payouts of the November 8, 2010 performance award grant.  Pay out of performance share awards at the end of the 2011-2013 plan period will be dictated by the Company’s performance against pre-determined measures of EPS growth.  The shares will vest on April 30, 2013 based on the Company’s compounded EPS growth according to the following:

Compounded Annual EPS Growth	Vesting Percentage
less than 10%	0%
10% to 11.99%	33%
12% to 14.99%	67%
15% or higher	100%

Option Exercises and Stock Vested Table

The following table includes certain information regarding amounts realized by the NEOs during the fiscal year ended March 31, 2011 respect to options exercised and restricted stock acquired upon vesting.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
A. A. McLean	20,000	850,021	21,196	924,734

Kelly M. Malson	2,000	29,886	8,749	382,546
	2,000	70,383	–	–

Mark C. Roland	4,000	83,413	15,923	695,713
	5,000	147,550	–	–

James D. Walters	4,000	56,0557	–	–
	2,400	8,848	–	–
	6,200	212,317	–	–

Francisco J. Sauza	–	–	4,570	195,637

Director Compensation for Fiscal 2011

The following table summarizes the compensation the Company paid to non-employee members of the Board of Directors for the fiscal year ended March 31, 2011:

Name	Fees Earned or Cash Paid	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Non-qualified Deferred Compensation Earnings ($) (2)	All Other Compensation ($)	Total ($)
K. R. Bramlett	28,500	70,560	–	–	279,083	–	378,143
J. R. Gilreath	23,000	70,560	–	–	–	–	93,560
W. S. Hummers	24,500	70,560	–	–	–	–	95,060
C. D. Way	29,000	70,560	–	–	–	–	99,560
D. Whitaker	25,000	70,560	–	–	–	–	95,560

(1)
The amounts in these columns reflect the grant date fair value determined in accordance with FASB ASC Topic 718.  Assumptions used in the calculation of these amounts are included in footnote 15 to the Company’s audited financial statements for the fiscal year ended March 31, 2011, included in the Company’s 2011 Form 10-K.

(2)
The actual change in the fair value of the stock units held in the Deferred Fee Plan as of March 31, 2011 for Mr. Bramlett was $279,083 based on a March 31, 2011 stock price of $62.50.  As of March 31, 2011 no other director participated in the Non-Qualified Deferred Compensation Plan.

Each director who is not an employee of the Company currently is paid a $4,500 quarterly retainer, plus $1,000 for each meeting of the Board of Directors attended and $500 for attendance at each meeting of a committee on which he serves.  The Chairman of each committee receives an additional $500 for each committee meeting attended.  The Company offers a deferred fee plan for its non-employee directors under which participating directors may defer any or all of their retainer and meeting fees for specified time periods.  The deferred fee plan is non-qualified for tax purposes.  Deferred fees under the plan earn interest at the prime rate or, at each participating director’s option, a return based on the Company’s stock price performance over time.  During fiscal 2011, none of the directors elected to defer any fees under this plan.  All directors are reimbursed for ordinary and necessary out-of-pocket expenses incurred in attending meetings of the Board of Directors and its committees.  On April 29, 2011 (fiscal 2012 grant), each outside director received 2,000 shares of restricted stock, which vested immediately upon issuance.  The fair value of the restricted shares granted was $67.95 per share.  At the time of grant, the total fair value of the fiscal 2012, fiscal 2011, and fiscal 2010 grants to each director was $135,900, $70,560, and $89,040, respectively.  All shares were issued pursuant to the terms of the 2008 Stock Option Plan.

The table below sets forth information with respect to the value at March 31, 2011 of all unexercised options and shares of restricted stock held by non-employee directors.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
K. R. Bramlett	1,500	–	–	9.00	5/14/12	–	–	–	–
K. R. Bramlett	10,500	–	–	11.44	5/16/13	–	–	–	–
K. R. Bramlett	6,000	–	–	15.42	4/30/14	–	–	–	–
K. R. Bramlett	6,000	–	–	25.20	5/02/15	–	–	–	–

J. R. Gilreath	1,500	–	–	9.00	5/14/12	–	–	–
J. R. Gilreath	10,500	–	–	11.44	5/16/13	–	–	–	–
J. R. Gilreath	6,000	–	–	15.42	4/30/14	–	–	–	–
J. R. Gilreath	6,000	–	–	25.20	5/02/15	–	–	–	–

C. D. Way	1,500	–	–	9.00	5/14/12	–	–	–	–
C. D. Way	10,500	–	–	11.44	5/16/13	–	–	–	–
C. D. Way	6,000	–	–	15.42	4/30/14	–	–	–	–
C. D. Way	6,000	–	–	25.20	5/02/15	–	–	–	–

Equity Plan Compensation Information

The following table sets forth certain information as of March 31, 2011 regarding the Company’s four existing equity compensation plans, which are the 1994 Stock Option Plan, the 2002 Stock Option Plan, the 2005 Stock Option Plan and the 2008 Stock Option Plan.

Category	Number of Securities to be issued upon Exercise of Outstanding Options (#)	Weighted Average Exercise Price of Outstanding Options ($)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (#) (1)
Equity Compensation Plans Approved by Security Holders
1994 Stock Option Plan	15,750	9.55	-
2002 Stock Option Plan	175,050	22.11	-
2005 Stock Option Plan	429,950	30.79	13,200
2008 Stock Option Plan	557,850	32.49	220,044
Equity Compensation
Plans Not Approved by Security Holders	-	-	-
Total	1,178,600	$30.02	233,244

(1)      Of this remaining capacity, shares can be granted as options or up to 188,039 shares can be issued as restricted stock.

Report of the Compensation and Stock Option Committee

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement.  Based on the reviews and discussions referred to above, the Compensation Committee recommends to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in this Proxy Statement.

Compensation Committee
Ken R. Bramlett, Jr., Chairman
William S. Hummers, III
Charles D. Way

PROPOSAL II – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has approved the selection of the firm KPMG LLP as the independent registered public accounting firm to audit the consolidated financial statements and the effectiveness of internal control over financial reporting of the Company and its subsidiaries for the 2012 fiscal year, and to perform such other appropriate accounting services as may be required by the Board.

The Company has been advised by KPMG LLP that the firm did not have any direct financial interest or any material indirect financial interest in the Company and its subsidiaries during the Company’s most recent fiscal year.

Representatives of KPMG LLP are expected to be present at the Meeting with the opportunity to make a statement if they so desire, and they are expected to be available to respond to appropriate questions.

Approval of the proposal requires the affirmative vote of a majority of the Shares voted on the proposal.  Should the shareholders vote negatively, the Board of Directors will consider a change in accountants for the next year.

The Board unanimously recommends a vote FOR ratifying the selection of KPMG LLP as the independent registered public accounting firm to audit the consolidated financial statements and the effectiveness of internal control over financial reporting of the Company and its subsidiaries for the 2012 fiscal year.

Report of the Audit Committee of the Board of Directors

The Audit Committee for the Company’s fiscal year ended March 31, 2011 was composed of three directors, each of whom is independent within the meaning of applicable NASDAQ rules and all of whom have accounting or related financial management expertise.  The Audit Committee operates under a written charter approved by the Board of Directors.

Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles.  The Company’s independent registered public accounting firm is responsible for auditing those financial statements.  It is not the duty or responsibility of the Audit Committee to conduct auditing or accounting reviews or procedures.  The responsibility of the members of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by monitoring these processes.

The Audit Committee’s oversight of these processes and considerations and discussions with management and with the Company’s independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards.

In this context, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the Company’s audited consolidated financial statements as of and for the fiscal years ended March 31, 2011.  The Audit Committee also discussed with the independent registered public accounting firm the matters required by Statement on Auditing Standards No. 61 as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee also received written disclosures and a letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.  In particular, the Audit Committee considered whether the provision of non-audit services described in the following section is compatible with maintaining the independence of the accountants.

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended March 31, 2011, for filing with the Securities and Exchange Commission.

Audit Committee
Charles D. Way, Chairman
Ken R. Bramlett, Jr.
Darrell E. Whitaker

Audit Committee Pre-Approval of Services Provided by the Independent Registered Public Accounting Firm

As mandated by SEC regulations, the Audit Committee pre-approves all audit and permitted non-audit services provided to the Company by its independent registered public accounting firm.  The Audit Committee’s practice in this regard is to have the Company’s independent registered public accounting firm, in conjunction with their proposed engagement to provide annual audit services, provide for the Audit Committee’s review and approval the terms of additional proposed engagements regarding matters such as tax compliance and employee benefit plan audits.  To the extent that any other services not detailed on these engagements are proposed throughout the year, these services may be undertaken only after review with, and approval by, the Audit Committee Chairman, who reports on such services to the full Audit Committee at its regularly scheduled meetings.

Audit Fees

KPMG LLP billed the Company the following amounts in aggregate fees for fiscal years 2011 and 2010 audit services, the review of the financial statements included in quarterly reports on Form 10-Q during those years and the services that are normally provided by them in connection with statutory and regulatory filings:

2011 — $ 425,000	2010 — $525,000
Audit-Related Fees

KPMG LLP billed the Company the following amounts in aggregate fees for fiscal years 2011 and 2010 for assurance and related services, other than those described above under “-Audit Fees,” that are reasonably related to the performance of the audit or review of the Company’s financial statements:

2011 — $15,000	2010 — $15,000

In 2011 and 2010, these fees were billed for the audit of the Company’s Retirement Savings Plan.

Tax Fees

For fiscal 2011 and 2010, KPMG LLP billed the Company the following amounts in aggregate fees for tax compliance, tax advice and tax planning services:

2011 — $-0-	2010 —$-0-

All Other Fees

There were no other fees billed for other services rendered by KPMG LLP for fiscal years 2011 and 2010.

Of all the fees reported above, none were approved pursuant to the de minimis exception to the audit committee pre-approval requirements specified in Rule 2-01(c)(7)(i)(C) of Regulation S-X.

PROPOSAL III - APPROVAL OF THE 2011 STOCK OPTION PLAN

The Board is submitting the Company’s 2011 Stock Option Plan (the “2011 Plan”) to the shareholders for their approval.  The Board has approved the 2011 Plan, which will become effective on August 3, 2011, subject to shareholder approval.  As of the date of this Proxy Statement, no awards have been granted under the 2011 Plan.

The Board believes that adoption of the 2011 Plan is in the best interests of the Company because of the need to provide equity incentive awards to attract, retain and motivate quality employees and directors, to remain competitive in the industry and to align participants’ interests with those of the Company’s other shareholders.  For these reasons, the Board unanimously recommends a vote for the adoption of the 2011 Plan.

The principal provisions of the 2011 Plan are summarized below.  This summary is qualified in its entirety by reference to the full text of the 2011 Plan, a copy of which is attached to this Proxy Statement as Appendix A.

Summary of the 2011 Plan

General.  The 2011 Plan provides that the Company may grant stock options and restricted stock awards to employees and directors of the Company or its related entities, which include any parent or subsidiary of the Company.  The primary purpose of the 2011 Plan is to:

•	attract and retain persons eligible to participate in the 2011 Plan;

•	motivate participants in the 2011 Plan, by means of appropriate incentives, to achieve long-range goals;

•	provide incentive compensation opportunities that are competitive with those of other similar companies; and

•	further align the interests of 2011 Plan participants with those of the Company’s other shareholders through compensation that is based on the Company’s Common Stock and Company performance.

Shares Subject to the 2011 Plan.  The maximum number of Shares of the Company’s Common Stock that may be delivered under the 2011 Plan is 1,500,000.  The Shares with respect to which awards may be made under the 2011 Plan are currently authorized but unissued Shares or, to the extent permitted by applicable law, Shares reacquired by the Company, including Shares purchased in the open market or in private transactions.  To the extent provided by the Compensation and Stock Option Committee of the Board (the “Committee”), which will administer the 2011 Plan, as discussed below under “—Administration,” any award may be settled in cash rather than Common Stock.  The closing price of the Company’s common stock on the NASDAQ Global Select Market on June 17, 2011 was $59.56 per Share.  None of the Shares authorized under the Company’s 1994, 2002, 2005 or 2008 Stock Option Plans will be made available under the 2011 Plan.  As described in more detail below under “—Adjustment of Awards,” the number of Shares that may be delivered under the 2011 Plan (as well as other maximum limitations on the amount of awards and the exercise prices of outstanding options) will be adjusted in the event of a corporate transaction or similar recapitalization events to reflect any change in the capitalization of the Company as contemplated in the 2011 Plan.

The Committee may use Shares of Common Stock available under the 2011 Plan as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a related entity, including the plans and arrangements of the Company or a related entity assumed in business combinations.

Only Shares of Common Stock actually delivered on an unrestricted basis with respect to an award will be deemed to have been delivered for purposes of determining the number of Shares available for delivery under the Plan.  For purposes of this determination, to the extent any award is forfeited or otherwise expires, terminates, is canceled or becomes unexercisable without delivery of Shares, those Shares will not be deemed to have been delivered; but to the extent Shares subject to an award are tendered or withheld to satisfy the exercise price of an award or related tax withholding obligations, such Shares will be deemed delivered and will no longer be included in the number of Shares available for future delivery under the Plan.

Adjustment of Awards.  In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, reverse stock split, extraordinary cash dividend, recapitalization, rights offering, reorganization, merger, consolidation, split-up, spin-off, sale of assets or subsidiaries, liquidation, combination, exchange or reclassification of shares), the Committee shall adjust awards and the various limits on the maximum number of Shares that may be awarded under the 2011 Plan and types of awards that may be granted in the aggregate and to any individual in any calendar year to prevent undue dilution or enlargement of the awards.  In such an event actions by the Committee may include:

•	adjustment of the number and kind of shares which may be delivered under the 2011 Plan;

•	adjustment of the number and kind of shares subject to outstanding awards;

•	adjustment of the exercise price of outstanding options; and

•	any other adjustments that the Committee determines to be equitable which may include, without limitation:

o	replacement of awards with other awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction; and

o
cancellation of the award in return for cash payment of the current value of the award, determined as though the award is fully vested at the time of payment, provided that with respect to an option the amount of such payment may be the excess of value of Common Stock subject to the option at the time of the transaction over the exercise price.

Administration.  The 2011 Plan will be administered by the Committee, the members of which are appointed by the Board.  The Compensation and Stock Option Committee of the Board has historically administered the Company’s stock option plans, and the Board expects this Committee to similarly administer the 2011 Plan.  The Committee must be comprised of two or more directors who are not employees or former employees of the Company or any related entity.  The Board may, under certain circumstances, take any action under the 2011 Plan that would otherwise be the responsibility of the Committee.

The Committee has the authority and discretion to select from among the eligible individuals those persons who shall receive awards, to determine the time or times of receipt, to determine the types of awards and the number of Shares covered by the awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such awards, and to amend, cancel, or suspend awards.  The Committee has full authority and discretion to interpret the 2011 Plan, to establish, amend, and rescind any rules and regulations relating to the 2011 Plan, to determine the terms and provisions of any award agreement made pursuant to the 2011 Plan (the terms of which need not be uniform among any or all awards), and to make all other determinations that may be necessary or advisable for the administration of the 2011 Plan.  Any interpretation of the 2011 Plan by the Committee and any decision made by it under the 2011 Plan is final and binding on all persons.

Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.  Any such allocation or delegation may be revoked by the Committee at any time.

Eligibility.  Only employees may receive options intended to quality as incentive stock options, also referred to as ISOs, under the 2011 Plan.  Nonqualified options, which referred to as NQOs, and restricted stock may be awarded under the 2011 Plan to employees and directors of the Company or any related entity.  As of the date of this Proxy Statement, all full-time permanent employees (approximately 3,915 as of the date of this Proxy Statement) are eligible to receive options and restricted stock awards under the 2011 Plan, including employees who are directors, and all five of the Company’s non-employee directors are eligible to receive options and restricted stock (in each case, assuming the shareholders approve the 2011 Plan).

Types of Awards.

Options.  The 2011 Plan permits the granting of options that are intended to qualify as ISOs under Section 422 of the Code and options that are not intended to qualify under Section 422 of the Code.  ISOs may be granted only to employees of the Company or any related entity, and a maximum of 400,000 Shares may be issued pursuant to ISOs over the life of the 2011 Plan.  The exercise price for each option granted under the 2011 Plan must be at least 100% of the fair market value of a Share.  ”Fair market value” as of a particular date is generally defined as the closing sales price per Share on that date (or the preceding trading day if that date is not a business day).  In the event that the principal market for the Company’s Shares is no longer NASDAQ or any other national securities exchange or if sales prices are not available for the Shares, fair market value will be the average between the highest bid and lowest asked prices for the Shares on that date (or the immediately preceding date if that date is not a business day) as reported on the OTC Bulletin Board, OTC Markets Group Inc. or any successor or comparable services.  If no price for the Shares is available via any of these methods, fair market value will be determined in good faith by the Committee.

Options are exercisable within the times and upon the conditions as the Committee may determine, as set forth in the applicable award agreement, except that no option may be exercisable for a term greater than ten years.  Unless approved by the Company’s shareholders or in connection with a corporate transaction as described above under “—Adjustment of Awards,” the 2011 Plan expressly prohibits the repricing of options, whether by reducing their exercise price, canceling outstanding options in exchange for options or other awards with an exercise price lower than the exercise price of the original option, or buying out  or canceling in exchange for cash any options for which the exercise price is less than the current fair market value of the Common Stock.  No person will be eligible to receive options with respect to more than 75,000 Shares in any calendar year under the 2011 Plan.

Restricted Stock.  The Committee will determine the terms of any restricted stock awards made under the 2011 Plan.  A maximum of 400,000 Shares may be issued pursuant to restricted stock awards.

Restricted stock awards may be conditioned on the passage of time or on the achievement of one or more performance measures based on the financial results or condition of the Company or a division or facility of the Company.  These performance measures may be based on any one or more of the following, as selected by the Committee:  economic profit or economic value added, operating profit or EBIT, net earnings, net income, pretax income, consolidated operating income, segment operating income, return on equity, return on assets, return on capital, earnings growth, cash flow, working capital, share appreciation or price, total shareholder return, total business return, EBITDA, earnings per share of Common Stock,  growth in loans receivable, expense control, charge-off control, office growth and market share.  The Committee may appropriately adjust any evaluation of these performance criteria to exclude the effect of various events that may occur during a performance period, including: asset impairments and write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; and any extraordinary or non-recurring items as described in ASC Topic 225, formerly known as Accounting Principles Board Opinion No. 30, or in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual report on Form 10-K for the applicable period.  For performance-based restricted stock awards, the grant of the awards, the establishment of the performance measures, and any adjustments or modifications to the manner of calculating the performance measures, must be made during such periods as required under Section 162(m) of the Code.

Awards Subject to Clawback.  By acceptance of any award under the 2011 Plan, each participant will acknowledge and agree that any and all awards granted, as well as the equivalent cash value of any awards that have become vested, exercised, free of restriction or otherwise released to or monetized by the participant, will be fully subject to the terms of any policy (whether then-existing or adopted in the future) regarding repayment, recoupment or clawback of compensation  adopted by the Company in response to the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, rulemaking of the SEC or otherwise.

Change in Control.  The occurrence of a change in control shall have the effect, if any, with respect to any award as set forth in the applicable award agreement or, to the extent not prohibited by the 2011 Plan or the applicable award agreement, as provided by the Committee.  The Committee’s authority to adjust awards in connection with a change in control includes, but is not limited to, its authority to adjust awards as described above under “—Adjustment of Awards.”

Except as otherwise provided in an individual’s award agreement, a “change in control” shall mean the occurrence of any of the following events:

•
The consummation of a “Reorganization,” which is defined for this purpose as:  (1) a merger, consolidation, statutory share exchange or similar form of transactions involving the Company or any subsidiary (but in the case of such transaction involving a subsidiary, only if securities eligible to vote for the election of the Board of the Company (“Company Voting Securities”) are issuable); or (2) the sale or other disposition of all or substantially all of the assets of the Company; provided, however, that any such event that would otherwise be deemed a “Reorganization” will not be so deemed if all of the following conditions are satisfied:

o
all or substantially all of the individuals and entities who were the beneficial owners of Company Voting Securities outstanding immediately prior to the consummation of such Reorganization continue to beneficially own more than seventy percent (70%) of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Reorganization (the “Continuing Entity”) in substantially the same proportions as their ownership, immediately prior to the consummation of the Reorganization, of the outstanding Company Voting Securities (but excluding, for purposes of determining such proportions, any outstanding voting securities of the Continuing Entity that such beneficial owners hold immediately following the consummation of the Reorganization as a result of their ownership prior to such consummation of voting securities of any corporation or entity involved in or forming part of such Reorganization other than the Company);

o
no person (excluding any employee benefit plan (or related trust) sponsored or maintained by the Continuing Entity or any corporation or entity controlled by the Continuing Entity) beneficially owns thirty percent (30%) or more of the combined voting power of the then outstanding voting securities of the Continuing Entity; and

o
at least a majority of the members of the board of directors of the Continuing Entity were Incumbent Directors (as defined below) of the Company at the time of execution of the definitive agreement providing for such Reorganization or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such Reorganization;

•
The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company, unless such liquidation or dissolution is part of a transaction or series of transactions constituting a Reorganization as described in the first bullet point above that does not otherwise constitute a change in control;

•
Any person, corporation or other entity or group shall have become the beneficial owner of, or shall have obtained voting control over, thirty percent (30%) or more of either the outstanding Stock or the combined voting power of the then outstanding Company Voting Securities; provided, however, that for purposes of this paragraph, the following acquisitions of Stock or Company Voting Securities shall not constitute a change in control:  (1) any acquisition by the Company or any Subsidiary; (2) any acquisition by an underwriter temporarily holding such securities pursuant to an offering of such securities; (3) any acquisition by any employee benefit plan (or related trust) sponsored by or maintained by the Company or any subsidiary; and (4) any acquisition upon consummation of a Reorganization transaction described in the first bullet point above that does not otherwise constitute a change in control; or

•
During any period of twenty-four (24) consecutive months, individuals who were members of the Board at the beginning of such period (the “Incumbent Directors”) cease at any time during such period for any reason to constitute at least a majority of the Board.  For this purpose, any individual becoming a director (other than one whose initial assumption of office occurs as a result of either an actual or threatened election contest or actual or threatened solicitation of proxies or consents by or on behalf of an entity or person other than the Board) subsequent to the beginning of such period whose appointment or election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Directors  shall be considered as though such individual were an Incumbent Director.

The Board shall have full and final authority, in its discretion, to determine whether a change in control has occurred, the date of the occurrence of any change in control and any incidental matters relating to a change in control.

Transferability.  Except as otherwise provided by the Committee, Awards will not be transferable by the Participant other than by will or the laws of descent and distribution; provided that no Participant will be permitted to transfer an Award for value.

Amendment of 2011 Plan and Awards.  In general, the Board may at any time amend, alter, suspend, discontinue or terminate the 2011 Plan or any part thereof at any time.  However, except for adjustments in connection with corporate transactions as described above under “—Adjustment of Awards,” absent approval of the Company’s shareholders, the Board may not amend the 2011 Plan to:

•
increase the maximum number of Shares issuable under the 2011 Plan, the maximum limitations specified in the 2011 Plan on specified types of awards or the maximum limitations specified in the 2011 Plan on the amount of certain types of awards that may be granted to any one participant during a calendar year;

•	decrease the minimum exercise price of options below fair market value on the date of grant; or

•	alter the prohibition on repricing options.

In addition, the Board may require shareholder approval of any amendment, alteration, suspension, discontinuance or termination of the 2011 Plan if the Board deems such approval necessary or desirable to comply with any tax or regulatory requirement.

Subject to the limitations in the 2011 Plan on lowering the exercise price of an option below fair market value on the date of grant and the repricing of options, the Committee has the right and discretion to modify, amend or cancel, or waive any conditions or rights under, any award, either prospectively or retroactively, if:

•
the modification, amendment, cancellation or waiver does not materially and adversely affect the rights a participant under an award (provided, that neither any modification, amendment, cancellation or waiver that results solely in a change in tax consequences with respect to an award, nor the exercise of the Committee’s authority and discretion to make adjustments to awards in connection with corporate transactions or a change in control, nor the exercise of any clawback rights with respect to any award, will be deemed to materially and adversely affect a participant’s rights);

•	an award recipient consents to the modification, amendment, cancellation or waiver;

•	the Company is dissolved or liquidated;

•	the 2011 Plan or the award agreement provides for such modification, amendment, cancellation or waiver; or

•	the Company would otherwise have the right to make such modification, amendment, cancellation or waiver under applicable law.

Adjustments authorized under the 2011 Plan in the event of corporate transactions are not subject to the foregoing limitations.  In addition, the Committee has unilateral authority to make adjustments to the terms and conditions of awards in recognition of unusual or nonrecurring events affecting the Company or any subsidiary, or the financial statements of the Company or any related entity, or of changes in accounting principles, if the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2011 Plan or necessary or appropriate to comply with applicable accounting principles.

Section 409A.  Any Award under the Plan is intended either (1) to be exempt from Section 409A of the Code under the stock right, short-term deferral or other exceptions available under Code Section 409A, or (2) to comply with Section 409A; and the Plan will be administered in a manner consistent with this intent.  Notwithstanding any provision in the Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A, the Committee reserves the right to make amendments to any award as it deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A.  In any event, a participant will be solely responsible and liable for the satisfaction of any and all taxes and penalties that may be imposed on such participant or for such participant’s account in connection with an award and will agree to hold the Company and other parties harmless from such adverse consequences to the extent described in the next paragraph below.  Under specified circumstances, if the Committee makes a good faith determination that an amount payable pursuant to an award would be required to be delayed pursuant to the six-month delay rule set forth in Section 409A to avoid taxes or penalties, then the Company will make the scheduled payment on the first business day after such six-month delay period, without interest, unless otherwise determined by the Committee, in its discretion, or otherwise provided in any applicable employment agreement.

However, neither the Board, the Committee, the Company nor any related entity, employee or agent of any of the foregoing makes any representations with respect to the tax consequences of any award to a participant, and by the acceptance of such award, each participant acknowledges the same and agrees to hold each of these parties  harmless from any adverse consequences to the participant under the Code with respect to any award or any underlying Shares or other property, whether resulting from any action or inaction or omission of any such parties pursuant to the 2011 Plan or otherwise.

Withholding.  The Company may withhold amounts from participants to satisfy withholding tax requirements.  The Committee, subject to such requirements as it may impose, may permit participants to satisfy tax withholding requirements by tendering a cash payment to the Company, having shares withheld from awards or tendering previously owned shares to the Company.

Executive Compensation – Equity Plan Compensation Information.  See “Executive Compensation – Equity Plan Compensation Information” for information as of March 31, 2011, regarding the Company’s four existing equity compensation plans (other than the 2011 Plan being proposed for shareholder approval).

Federal Income Tax Consequences.  The following is a general summary as of the date of this Proxy Statement of the federal income tax consequences to the Company and to participants under the 2011 Plan.  Tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances.  This summary does not address the tax consequences to any person or entity to whom or which an award, if permitted, is transferred or to a transferring participant.  Each participant and transferee of an award is encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the 2011 Plan.

Options.  A participant who is granted an option (either an ISO or NQO) will not recognize income at the time of grant, and the Company will not be entitled to a tax deduction by reason of such grant.  Upon exercise of a NQO, the excess of the Share’s fair market value on the exercise date over the exercise price will be considered ordinary income to the participant.  The Company is entitled to a tax deduction at the same time and in the same amount, provided that the Company complies with the applicable withholding requirements.  Upon exercise of an ISO, the participant will not recognize taxable income (unless the participant is subject to the federal alternative minimum tax), and the Company is not entitled to a tax deduction by reason of such exercise.  However, if Shares purchased pursuant to the exercise of an ISO are sold within two years from the date of grant or within one year after the transfer of such Shares to the participant, then the gain realized upon such disposition, up to the difference between the fair market value of the Shares at the date of exercise and the exercise price, will be considered ordinary income, and the Company will be entitled to a tax deduction at the same time and in the same amount.  For disposition after the above time limits, the gain represented by the differences from the sales proceeds and the exercise price will be taxed as a capital gain.  In the event of a sale of Shares purchased upon exercise of a NQO, any appreciation above or depreciation below the fair market value at the date of exercise will generally qualify as capital gain or loss.

Restricted Stock Awards.  Generally, a participant who receives a restricted stock award will be taxed at ordinary income rates on the value of the vested portion of such award in the year in which such portion vests, and the Company will be entitled to take a tax deduction at that time and in the same amount.  However, if the participant makes an effective election under Section 83(b) of the Code, the participant will, upon receipt of the stock, realize ordinary income equal to the stock’s fair market value, and such income will be subject to employment tax withholding.  In that case, the Company will have a deduction corresponding to the participant’s ordinary income.

Effective Date; Duration.  As noted above, the 2011 Plan will become effective on August 3, 2011.  Its existence is subject to approval of the shareholders by a majority of the Shares cast on the proposal to approve the 2011 Plan.  The 2011 Plan shall be unlimited in duration and, in the event of termination of the 2011 Plan, shall remain in effect as long as any awards under it are outstanding; provided, however, that no awards may be granted hereunder after the ten-year anniversary of the effective date of the 2011 Plan.

As of June 17, 2011, no options or restricted stock awards have been granted or proposed to be granted under the 2011 Plan.

For the reasons discussed above, the Board unanimously recommends a vote FOR the adoption of the 2011 Plan.

PROPOSAL IV – APPROVAL OF A NON-BINDING ADVISORY
VOTE ON EXECUTIVE COMPENSATION

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and related implementing regulations issued by the SEC require that at the first annual meeting of shareholders on or after January 21, 2011 and not less than once every three years thereafter, the Company include a separate resolution subject to an advisory shareholder vote to approve the compensation of the Company’s named executive officers, as disclosed in its proxy statement pursuant to Item 402 of Regulation S-K of the SEC.

This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s shareholders the opportunity to endorse or not endorse, on an advisory basis, the Company’s executive pay program and policies, as disclosed in this Proxy Statement, through the following resolution:

“Resolved, that the shareholders approve the compensation of the Company’s Named Executive Officers as disclosed, pursuant to Item 402 of Regulation S-K of the SEC, in this Proxy Statement.”

As provided in the Dodd-Frank Act, this vote will not be binding on the Company or the Board of Directors.  The Compensation Committee, however, expects to take into account the outcome of the vote when considering future executive compensation arrangements.

With respect to the above resolution, shareholders may vote for the resolution, against the resolution or abstain from voting.  This matter will be decided by the affirmative vote of a majority of the votes cast at the Annual Meeting.  On this matter, abstentions and broker non-votes will have no effect on the voting.

The Board and the Compensation Committee believe that the compensation program is designed to tie pay to performance and, with its mix of short-term and long-term incentives and of cash and equity compensation, rewards sustained performance that is aligned with long-term shareholder interests.  The Board and the Compensation Committee believe the compensation paid or awarded to the NEOs for fiscal 2011 was reasonable and appropriate.  In fiscal 2011:

•	the Company achieved record earnings per diluted share of $5.63, an increase of 26.5% over fiscal 2010;

•	gross loans outstanding increased by 13.6% over the prior fiscal year;

•	total G&A expenses as a percentage of revenues declined to 48.3% from 49.2% in fiscal 2010; and

•	net charge-offs as a percent of average net loans declined to 14.3% from 15.5% in fiscal 2010.

•
as a result of this performance, the Company exceeded the maximum level of performance on 3 of its 4 key corporate-level performance measures and achieved the target level of performance on one such measure, resulting in bonus payments under the executive incentive plan that averaged 115% of base salary for all NEOs; and

•	the Compensation Committee awarded future compensation opportunities that are substantially dependent on future performance.

Shareholders are encouraged to read the “Executive Compensation” section of this Proxy Statement, including “—Compensation Discussion and Analysis,” the accompanying compensation tables, and the related narrative disclosure, for more information on the executive compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL V – ADVISORY VOTE ON THE FREQUENCY
OF VOTES ON EXECUTIVE COMPENSATION

Section 951 of the Dodd-Frank Act and the related implementing regulations by the Securities and Exchange Commission thereunder require that at the first annual meeting of shareholders held on or after January 21, 2011 and not less frequently than once every six years thereafter, the Company provide shareholders the opportunity to cast an advisory vote on whether the non-binding shareholder vote on executive compensation that is the subject of Proposal IV should occur every one, two or three years.

The Board of Directors welcomes the views of shareholders on executive compensation matters.  The Board of Directors, however, does not believe that it is necessary to have the non-binding vote on executive compensation occur every year.  The Board of Directors believes that a triennial vote will allow stockholders the time needed to properly assess the impact of any changes made in the Company’s executive compensation program in response to previous shareholder votes on executive compensation.  Accordingly, the Board recommends that the non-binding vote on executive compensation occur once every three years.

As provided in the Dodd-Frank Act, this vote will not be binding on the Company or the Board of Directors.  The Board and the Compensation Committee, however, expect to take into account the outcome of the advisory vote when considering the frequency of future advisory votes on executive compensation.

With respect to the proposal on frequency of the non-binding say-on-pay resolution, the enclosed Proxy provides shareholders the opportunity to choose from among four options:  have the vote every year; every two years; every three years; or abstain from voting.  Your vote is not intended to approve or disapprove the recommendation of the Board of Directors.  Rather, the Board of Directors will consider the shareholders to have expressed a preference for the option that receives the most votes.  On this matter, abstentions and broker non-votes will have no effect on the outcome.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE TO HAVE THE NON-BINDING VOTE ON EXECUTIVE COMPENSATION OCCUR EVERY “THREE YEARS.”

PROPOSALS FOR 2012 ANNUAL MEETING OF SHAREHOLDERS

Shareholders who intend to present proposals for consideration at next year’s annual meeting are advised that any such proposal must be received by the Secretary of the Company by no later than the close of business on March 1, 2012, if such proposal is to be considered for inclusion in the proxy statement and proxy appointment form relating to that meeting.  Only persons who have held beneficially or of record the lesser of at least $2,000 in market value, or 1% of the outstanding Common Stock, for at least one year on the date the proposal is submitted and who continue in such capacity through the meeting date are eligible to submit proposals to be considered for inclusion in the Company’s proxy statement.  In addition, under current SEC rules, the persons designated with voting authority in proxies solicited by the Board of Directors may exercise their discretionary voting authority to vote against any shareholder proposal raised at next year’s annual meeting if notice of such proposal is received by the Secretary of the Company later than the close of business on May 15, 2012.  These deadlines and related procedural requirements (as well as those described for shareholder nomination of director candidates under “Corporate Governance Matters – Director Nominations”) are based on current SEC rules and are subject to change if and to the extent contrary to the requirements of any applicable SEC rules that may be in effect for the Company’s 2012 proxy statement and annual meeting.  In such an event, the Company will notify its shareholders, through applicable SEC filings or otherwise, of changes to such deadlines and procedures.

OTHER MATTERS

The Board and the Company’s officers are not aware of any other matters that may be presented for action at the Meeting, but if other matters do properly come before the Meeting, it is intended that Shares represented by proxies in the accompanying form will be voted by the persons named in the proxy in accordance with their best judgment.

You are cordially invited to attend this year’s Meeting.  However, whether you plan to attend the Meeting or not, you are respectfully urged to sign and return the enclosed proxy, which will, of course, be returned to you at the Meeting if you are present and so request.

A.A. McLean III
Chairman of the Board and Chief Executive Officer

June 29, 2011

Notice of Annual Meeting

and

Proxy Statement

Annual Meeting
of Shareholders
to be held on
August 3, 2011

APPENDIX A

WORLD ACCEPTANCE CORPORATION
2011 STOCK OPTION PLAN

SECTION 1

GENERAL

1.1           Purpose.  This World Acceptance Corporation Stock Option Plan (this “Plan”) has been established by World Acceptance Corporation (the “Company”) to (i) attract and retain the services of persons eligible to participate in this Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further align Participants’ interests with those of the Company’s other shareholders through compensation that is based on the Company’s common stock; and thereby promote the long-term financial interest of the Company and Related Entities, including the growth in value of the Company’s equity and enhancement of long-term shareholder return.

1.2           Participation.  Subject to the terms and conditions hereof, the Committee (as defined below) shall determine and designate, from time to time, from among the Eligible Individuals, who will be granted one or more Awards under the Plan, and thereby become “Participants” herein.

1.3           Operation, Administration, and Definitions.  The operation and administration of this Plan, including the Awards made hereunder, shall be subject to the provisions of Section 5 (relating to operation and administration).  Capitalized terms shall be defined as set forth herein (including the definition provisions of Section 10).

SECTION 2

EMPLOYEE OPTIONS

2.1           Grant of Options.  The Committee may, in its discretion, from time to time grant to Eligible Individuals options to purchase Stock (each, an “Option”), subject to the terms and conditions of this Plan, at an Exercise Price established by the Committee.  Any Option granted under this Section 2 may be either an ISO or an NQO, as determined in the discretion of the Committee.  An “ISO” is an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Section 422(b) of the Code.  An “NQO” is an Option that is not intended to be an “incentive stock option” as that term is described in Section 422(b) of the Code.  In the case of ISOs, the terms and conditions of such grants shall, in addition to the terms and conditions of the Plan, be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as may be amended from time to time.

2.2           Exercise Price.  The “Exercise Price” of each Option granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted, except that the Exercise Price shall not be less than (i) in the case of Options intended to be ISOs granted to any Eligible Individual who at the time of such grant owns Stock representing more than ten percent (10%) of the total voting power of the Company or any Related Entity, 110% of the Fair Market Value of a share of Stock on the date of grant and (ii) in the case of all Eligible Individuals other than those described in Section 2.2(i) above, 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock).

2.3           Exercise.  An Option granted under this Section 2 shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee; provided that no Option of the type granted to an Eligible Individual described in Section 2.2(i) above may be exercisable for a term greater than five years, and no other such Option may be exercisable for a term greater than ten years.

2.4           Payment of Option Exercise Price.  The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

(a)           Subject to the following provisions of this Section 2.4 or as otherwise determined by the Committee pursuant to the Plan, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in Section 2.4(c), payment may be made as soon as practicable after the exercise).

(b)           The Exercise Price shall be payable in cash or by tendering, by either actual delivery of shares or by attestation, shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.

(c)           The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

2.5           Settlement of Award.  Settlement of Options is subject to Section 5.7.

2.6           Repricing.  Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, reverse stock split, extraordinary cash dividend, recapitalization, rights offering, reorganization, merger, consolidation, split-up, spin-off, sale of assets or subsidiaries, liquidation, combination, exchange or reclassification of shares), unless approved by the Company’s shareholders, the terms of outstanding Options may not be amended to reduce the Exercise Price of outstanding Options, cancel outstanding Options in exchange for Options or other Awards with an Exercise Price that is less than the Exercise Price of the original Options or buyout or cancel in exchange for cash any outstanding Options for which the Exercise Price exceeds the then Fair Market Value of the Stock (“Underwater Options”).

SECTION 3

DIRECTOR OPTIONS

3.1           Grant of Options.  The Committee may, in its discretion, from time to time grant to Eligible Individuals who are members of the Board but not employees of the Company or any Related Entity, Options, subject to the terms and conditions of this Plan, at an Exercise Price established by the Committee.  Each Option granted under this Section 3 will be an NQO.

3.2           Exercise Price.  The “Exercise Price” of each Option granted under this Section 3 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted, except that the Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock).

3.3           Exercise.  An Option granted under this Section 3 shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee; provided that no such Option may be exercisable for a term greater than ten years.

3.4           Payment of Option Exercise Price.  The payment of the Exercise Price of an Option granted under this Section 3 shall be subject to the following:

(a)           Subject to the following provisions of this Section 3.4 or as otherwise determined by the Committee pursuant to the Plan, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in Section 3.4(c), payment may be made as soon as practicable after the exercise).

(b)           The Exercise Price shall be payable in cash or by tendering, by either actual delivery of shares or by attestation, shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.

(c)           The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

3.5           Settlement of Award.  Settlement of Options is subject to Section 5.7.

3.6           Repricing.  Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, reverse stock split, extraordinary cash dividend, recapitalization, rights offering, reorganization, merger, consolidation, split-up, spin-off, sale of assets or subsidiaries, liquidation, combination, exchange or reclassification of shares), unless approved by the Company’s shareholders, the terms of outstanding Options may not be amended to reduce the Exercise Price of outstanding Options, cancel outstanding Options in exchange for Options or other Awards with an Exercise Price that is less than the Exercise Price of the original Options or buyout or cancel in exchange for cash any Underwater Options.

SECTION 4

RESTRICTED STOCK AWARDS

4.1           Award of Restricted Stock.  Subject to the terms and conditions of this Plan, the Committee may, in its discretion, from time to time grant to Eligible Individuals shares of Stock that are subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee (such shares of Stock, “Restricted Stock”).

4.2           Restrictions on Awards.  Each Award of Restricted Stock shall be subject to the following:

(a)           Any such Restricted Stock Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine.

(b)           The Committee may designate whether any such Restricted Stock Award being granted to any Participant is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code.  All such Restricted Stock Awards designated as intended to be “performance-based compensation” shall be conditioned on the achievement of one or more performance measures, to the extent required by Code Section 162(m).  The performance measures that may be used by the Committee for such Awards shall be based on any one or more of the following, as selected by the Committee:  economic profit or economic value added, operating profit or EBIT, net earnings, net income, pretax income, consolidated operating income, segment operating income, return on equity, return on assets, return on capital, earnings growth, cash flow, working capital, share appreciation or price, total shareholder return, total business return, EBITDA, earnings per share of the Stock of the Company, growth in loans receivable, expense control, charge-off control, office growth and market share.  The Committee may appropriately adjust any evaluation of performance under criteria set forth in this Section 4 to exclude any of the following events that occurs during a performance period: (i) asset impairments and write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (iv) accruals for reorganization and restructuring programs; and (v) any extraordinary or non-recurring items as described in ASC Topic 225, formerly known as Accounting Principles Board Opinion No. 30, or in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual report on Form 10-K for the applicable period.  Where applicable, performance measures may be measured on a Company, division or facility level, as determined by the Committee.  For Awards under this Section 4 intended to be “performance-based compensation,” the grant of the Awards, the establishment of the performance measures, and any adjustments or modifications to the manner of calculating the performance measures shall be made during such periods as required under Code Section 162(m).

SECTION 5

OPERATION AND ADMINISTRATION

5.1           Effective Date.  Subject to the approval of the shareholders of the Company at the Company’s 2011 annual meeting of its shareholders, this Plan shall be effective as of August 3, 2011 (the “Effective Date”).  This Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted hereunder after the ten-year anniversary of the Effective Date.

5.2           Shares Subject to Plan.  The shares of Stock for which Awards may be granted under this Plan shall be subject to the following:

(a)           The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued, including, to the extent permitted by applicable law, shares subsequently reacquired by the Company, whether purchased in the open market or in private transactions.

(b)           Subject to the following provisions of this Section 5.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be 1,500,000 shares.

(c)           To the extent provided by the Committee, any Award may be settled in cash rather than Stock.  Only shares of Stock, if any, actually delivered to the Participant or beneficiary on an unrestricted basis with respect to an Award shall be treated as delivered for purposes of the determination under paragraph (b) above, regardless of whether the Award is denominated in Stock or cash.  For purposes of the foregoing:

(i)           To the extent any Award is forfeited or otherwise expires, terminates, is canceled or becomes unexercisable without delivery of shares of Stock, such shares shall not be deemed to have been delivered for purposes of the determination under paragraph (b) above.

(ii)          To the extent shares of Stock subject to an Award are tendered to or withheld by the Company to pay the Exercise Price of any Option or the tax withholding obligation with respect to any Award, such shares shall be deemed delivered for purposes of the determination under paragraph (b) above and shall no longer be included in the number of shares of Stock available for future delivery under the Plan.

(d)           Subject to Section 5.2(e), the following additional maximums are imposed under the Plan.

(i)           The maximum number of shares of Stock that may be issued by Options intended to be ISOs shall be 400,000 shares.

(ii)          The maximum number of shares that may be covered by Awards granted to any one individual pursuant to Section 2 (relating to Options) shall be 75,000 shares during any one calendar-year period.

(iii)         The maximum number of shares of Stock that may be issued in conjunction with Awards granted pursuant to Section 4 (relating to Restricted Stock Awards) shall be 400,000 shares.

(iv)        For Restricted Stock Awards that are intended to be “performance-based compensation” (as that term is used for purposes of Code Section 162(m)), no more than 50,000 shares of Stock may be subject to such Awards granted to any one individual during any one-calendar-year period, and to the extent required by Section 162(m) of the Code and the related regulations, the maximum amount of cash settled “performance-based compensation” Awards that may be granted during any one-year calendar period may not exceed $1,000,000.  If, after such Restricted Stock Awards have been earned, the delivery is deferred, any additional shares attributable to dividends during the deferral period shall be disregarded for purposes of these limitations.

(e)           In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, reverse stock split, extraordinary cash dividend, recapitalization, rights offering, reorganization, merger, consolidation, split-up, spin-off, sale of assets or subsidiaries, liquidation, combination, exchange or reclassification of shares), the Committee shall adjust Awards and the various limitations on Stock and Awards specified in Sections 5.2(b) and 5.2(d) to prevent undue dilution or enlargement of Awards.  In such an event, actions by the Committee pursuant to this Section 5.2(e) may include:  (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options; and (iv) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (x) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (y) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that with respect to an Option the amount of such payment may be the excess of value of the Stock subject to the Option at the time of the transaction over the Exercise Price).

5.3           General Restrictions.  Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)           Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b)           To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange, automated inter-dealer quotation system or similar entity.

5.4           Tax Withholding.  All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations.  The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock which the Participant already owns, or through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan.

5.5           Grant and Use of Awards.  In the discretion of the Committee, an Eligible Individual may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to an Eligible Individual.  Subject to the limitations in Sections 2.6 and 3.6 (relating to repricing), Awards may be granted as alternatives to or replacement of Awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or Related Entity (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Related Entity).  Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Related Entity, including the plans and arrangements of the Company or a Related Entity assumed in business combinations.

5.6           Dividends and Dividend Equivalents.  An Award (excluding Options) may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Committee; provided, however, that no such dividend or dividend equivalent payment shall be made with respect to any Award intended to qualify as “performance-based compensation” as described in Section 4.2 unless and until the Committee has determined that the applicable performance criteria for such Award have been met.  Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

5.7           Settlement of Awards.  The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or any combination thereof as the Committee shall determine.  Satisfaction of any such obligations under an Award, which is sometimes referred to as “settlement” of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine.

5.8           Transferability.  Except as otherwise provided by the Committee, and with respect to any ISO Awards, subject to such limitations on the transferability of ISOs as imposed by the Code, Awards granted under this Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by the Participant other than by will or the laws of descent and distribution; provided, however, that under no circumstances shall a transfer for value of any Award be permitted.  The designation of a beneficiary for an Award shall not constitute the transfer of an Award.  All rights with respect to an Award shall be available during the Participant’s lifetime only to the Participant or the Participant’s guardian or legal representative.  The Committee may, in its discretion, require a Participant’s guardian or legal representative to supply it with evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.  No transfer of an Award by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer.

5.9           Form and Time of Elections.  Unless otherwise specified herein or permitted by the Committee, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

5.10         Agreement with Company.  An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe.  The terms and conditions of any Award to any Participant shall be reflected in such form of written (including electronic) document as is determined by the Committee.  Such terms shall specify, among other things, the extent of Participant’s rights with respect to the Award following the Participant’s separation from service with the Company and/or a Related Entity.  An Award Agreement’s terms shall be determined by the Committee in its sole discretion.  Such terms need not be uniform among all Awards, and may reflect, among other things, distinctions based on the reasons for separation from service.  A copy of such document shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign a copy of such document.  Such document is referred to in the Plan as an “Award Agreement” regardless of whether any Participant signature is required.

5.11         Action by Company or Related Entity.  Any action required or permitted to be taken by the Company or any Related Entity shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

5.12         Gender and Number.  Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

5.13         Limitation of Implied Rights.

(a)           Neither a Participant nor any other person shall, by reason of participation in this Plan, acquire any right in or title to any assets, funds or property of the Company or any Related Entity whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Entity, in its sole discretion, may set aside in anticipation of a liability hereunder.  A Participant shall have only a contractual right to the Stock or amounts, if any, payable under this Plan, unsecured by any assets of the Company or any Related Entity, and nothing contained herein shall constitute a guarantee that the assets of the Company or any Related Entity shall be sufficient to pay any benefits to any person.

(b)           This Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee or other individual the right to be retained in the employ of the Company or any Related Entity or the right to continue to provide services to the Company or any Related Entity, nor any right or claim to any benefit hereunder, unless such right or claim has specifically accrued under the terms of this Plan.  Except as otherwise provided herein, no Award under this Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

5.14         Awards Subject to Clawback.  By acceptance of any Award hereunder, each Participant expressly acknowledges and agrees that any and all Awards, as well as the equivalent cash value thereof with respect to any and all such Awards that have become vested, exercised, free of restriction or otherwise released to and/or monetized by or for the benefit of the Participant or any transferee or assignee thereof (collectively, the “Award-Equivalent Value”), are and will be fully subject to the terms of any policy regarding repayment, recoupment or clawback of compensation now or hereafter adopted by the Company in response to the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, rulemaking of the Securities and Exchange Commission or otherwise.  Participant acknowledges and agrees that any such policy will apply to any and all Awards and Award-Equivalent Value in accordance with its terms, whether retroactively or prospectively, and agrees to cooperate fully with the Company to facilitate the recovery of any Award and/or Award-Equivalent Value that the Committee determines in its sole discretion is required to be recovered pursuant to the terms of such policy.

5.15         Evidence.  Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the Committee or other designated person(s) acting on its behalf considers pertinent and reliable, and signed, made or presented by the proper party or parties.

SECTION 6

CHANGE IN CONTROL

The occurrence of a Change in Control shall have the effect, if any, on an Award as set forth in the Award Agreement or, to the extent not prohibited by the Plan or the Award Agreement, as provided by the Committee.  For avoidance of doubt, and without limiting the foregoing authority of the Committee, the Committee shall have the authority, in its sole discretion, in connection with a Change in Control, to adjust Awards (including, without limitation, the replacement or cancellation of Awards) in the manner provided in Section 5.2(e).

SECTION 7

COMMITTEE

7.1           Administration.  The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the “Committee”) in accordance with this Section 7.  The Committee shall be selected by the Board, and shall consist solely of two or more members of the Board who are not employees or former employees of the Company or any Related Entity.  If the Committee does not exist, or for any other reason determined by the Board, and to the extent not prohibited by applicable law or the applicable rules of any stock exchange and to the extent that such action does not require approval by “outside directors” to comply with Code Section 162(m) and the related regulations or by “non-employee” directors to comply with Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and related regulations, the Board may take any action hereunder that would otherwise be the responsibility of the Committee.

7.2           Powers of Committee.  The Committee’s authority under this Plan shall include, without limitation, the following:

(a)           Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of all Awards and the number of shares covered by such Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 8) to amend, cancel or suspend Awards.

(b)           To the extent that the Committee determines that the restrictions imposed hereby preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of such jurisdictions outside the United States.

(c)           The Committee will have the full authority and discretion to interpret this Plan, to establish, amend, and rescind any rules and regulations relating hereto, to determine the terms and provisions of any Award Agreement made pursuant hereto, and to make all other determinations that may be necessary or advisable for the administration of this Plan.

(d)           Any interpretation of this Plan by the Committee and any decision made by it hereunder is final and binding on all parties.

7.3           Delegation by Committee.  Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, automated inter-dealer quotation system or similar entity, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.  Any such allocation or delegation may be revoked by the Committee at any time.

7.4           Information to be Furnished to Committee.  The Company and Related Entities shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties.  The records of the Company and Related Entities as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all parties unless determined to the Committee’s satisfaction to be incorrect.  Participants and other persons entitled to benefits hereunder must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

7.5           No representations or warranties.  Neither the Board, the Committee, the Company nor any Related Entity, employee or agent of any of the foregoing makes any representations with respect to the tax consequences of any Award to a Participant, and by the acceptance of such Award, each Participant acknowledges the same and agrees to be solely responsible and liable for, and hold the Board, the Committee, the Company and any Related Entity, employee or agent of any of the foregoing harmless from, any adverse consequences to the Participant under the Code with respect to the Award or any underlying Shares or other property, whether resulting from any action or inaction or omission of any such parties pursuant to the Plan or otherwise.

SECTION 8

AMENDMENT AND TERMINATION

The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without approval of the shareholders of the Company if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply; and provided further, however, that absent approval of the Company’s shareholders, (i) no amendment may increase the limitations on the number of shares set forth in Sections 5.2(b) and (d) or decrease the minimum Exercise Price set forth in Sections 2.2 and 3.2; and (ii) the provisions of Sections 2.6 and 3.6 cannot be amended.  Subject to the restrictions of Sections 2.2 and 3.2, 2.6 and 3.6, the Committee shall have the right to modify, amend or cancel, or waive any conditions or rights under, any Award, prospectively or retroactively, if:  (i) the modification, amendment, cancellation or waiver does not materially and adversely affect the rights of the Participant under the Award (provided, however, that neither a modification, amendment or cancellation or waiver that results solely in a change in tax consequences with respect to an Award, nor the exercise of the Committee’s or Company’s authority and discretion under Sections 5.2(e), Section 5.14 and Section 6, shall be deemed to materially and adversely affect the rights of a Participant under an Award); (ii) the Participant consents to such modification, amendment, cancellation or waiver; (iii) there is a dissolution or liquidation of the Company; (iv) this Plan or the Award Agreement provides for such modification, amendment, cancellation or waiver; or (v) the Company would otherwise have the right to make such modification, amendment, cancellation or waiver under applicable law.  Adjustments pursuant to Section 5.2(e) shall not be subject to the foregoing limitations of this Section 8.  The Committee shall have unilateral authority to make adjustments to the terms and conditions of Awards in recognition of unusual or nonrecurring events affecting the Company or any Related Entity, or the financial statements of the Company or any Related Entity, or of changes in accounting principles, if the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or necessary or appropriate to comply with applicable accounting principles.

SECTION 9

SECTION 409A

9.1           Intent Regarding Awards.  Any Award under the Plan is intended either (i) to be exempt from Section 409A of the Code under the stock right, short-term deferral or other exceptions available under Code Section 409A, or (ii) to comply with Code Section 409A, and the Plan shall be administered in a manner consistent with such intent.

9.2           Amendments to address Section 409A Issues; Limitation of Liability.  Notwithstanding any provision in the Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A, the Committee reserves the right to make amendments to any Award as it deems necessary or desirable to avoid the imposition of taxes or penalties under Code Section 409A.  In any event, a Participant shall be solely responsible and liable for the satisfaction of any and all taxes and penalties that may be imposed on such Participant or for such Participant’s account in connection with an Award (including any taxes and penalties under Code Section 409A), and the terms of Section 7.5 hereof shall apply, without limitation, to any such taxes or penalties so imposed.

9.3           Six-month delay rule.  If, at the time of a Participant’s separation from service (within the meaning of Code Section 409A), (i) such Participant shall be a specified employee (within the meaning of Code Section 409A and using the identification methodology selected by the Company from time to time and (ii) the Committee shall make a good faith determination that an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Code Section 409A) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Code Section 409A in order to avoid taxes or penalties under Code Section 409A, then the Company shall not pay such amount on the otherwise scheduled payment date, but shall instead pay it on the first business day after such six-month period.  Such amount shall be paid without interest, unless otherwise determined by the Committee, in its discretion, or as otherwise provided in any applicable employment agreement between the Company and the relevant Participant.

SECTION 10

DEFINED TERMS

In addition to the other definitions contained herein, the following definitions shall apply:

(a)           Award.  The term “Award” shall mean any grant of Options or award of Restricted Stock under this Plan.

(b)           Board.  The term “Board” shall mean the Board of Directors of the Company.

(c)           Change in Control:  Except as may be otherwise provided in an individual Award Agreement, a Change in Control shall mean the occurrence of any of the following events:

(i)           The consummation of (1) a merger, consolidation, statutory share exchange or similar form of transactions involving the (x) Company or (y) any Subsidiary, but in the case of this clause (y) only if Company Voting Securities (as defined below) are issued or issuable or, or (2) the sale or other disposition of all or substantially all of the assets of the Company (each of the foregoing events in clauses (1) and (2) being hereinafter referred to as a “Reorganization”), in each case, unless immediately following such Reorganization:

  (A)           all or substantially all of the individuals and entities who were the Beneficial Owners (as defined below) of the securities eligible to vote for the election of the Board (such securities, the “Company Voting Securities”) outstanding immediately prior to the consummation of such Reorganization continue to Beneficially Own more than seventy percent (70%) of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Reorganization (including a corporation or entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Entity”) in substantially the same proportions as their ownership, immediately prior to the consummation of the Reorganization, of the outstanding Company Voting Securities (excluding, for purposes of determining such proportions, any outstanding voting securities of the Continuing Entity that such Beneficial Owners hold immediately following the consummation of the Reorganization as a result of their ownership prior to such consummation of voting securities of any corporation or entity involved in or forming part of such Reorganization other than the Company),

  (B)           no Person (excluding any employee benefit plan (or related trust) sponsored or maintained by the Continuing Entity or any corporation or entity controlled by the Continuing Entity) Beneficially Owns thirty percent (30%) or more of the combined voting power of the then outstanding voting securities of the Continuing Entity, and

  (C)           at least a majority of the members of the board of directors of the Continuing Entity were Incumbent Directors (as defined below) at the time of execution of the definitive agreement providing for such Reorganization or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such Reorganization;

(ii)          The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company , unless such liquidation or dissolution is part of a transaction or series of transactions described in paragraph (i) above that does not otherwise constitute a Change in Control;

(iii)         Any Person, corporation or other entity or group shall have become the Beneficial Owner of, or shall have obtained voting control over, thirty percent (30%) or more of either the outstanding Stock or the combined voting power of the then outstanding Company Voting Securities; provided, however, that for purposes of this paragraph (iii), the following acquisitions of Stock or Company Voting Securities shall not constitute a Change in Control:  (1) any acquisition by the Company or any Subsidiary; (2) any acquisition by an underwriter temporarily holding such securities pursuant to an offering of such securities; (3) any acquisition by any employee benefit plan (or related trust) sponsored by or maintained by the Company or any Subsidiary; and (4) any acquisition upon consummation of a transaction described in paragraph (i) above that does not otherwise constitute a Change in Control under the terms of such paragraph (i); or

(iv)        During any period of twenty-four (24) consecutive months, individuals who were members of the Board at the beginning of such period (the “Incumbent Directors”) cease at any time during such period for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the beginning of such period whose appointment or election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Directors  shall be considered as though such individual were an Incumbent Director, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or actual or threatened solicitation of proxies or consents by or on behalf of an entity or Person other than the Board.

(For purposes of this definition, the term “Person” shall mean any individual, corporation, partnership, group, association or other person, as such term is defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, and the terms “Beneficial Owner,” Beneficially Own” and similar variations of such terms shall have the meaning given in Rule 13d-3 under the Exchange Act.).

The Board shall have full and final authority, in its discretion, to determine whether a Change in Control has occurred, the date of the occurrence of such Change in Control and any incidental matters relating thereto.

(d)           Code.  The term “Code” means the Internal Revenue Code of 1986, as amended from time to time.  A reference to any provision of the Code shall include reference to any rules and regulations related thereto and any successor provisions of the foregoing.

(e)           Eligible Individual.  The term “Eligible Individual” shall mean (i) with respect to Awards of ISOs, any salaried employee of the Company or any Related Entity, (ii) with respect to grants under Section 3 hereof, directors who are not employees of the Company or any Related Entity and (iii) with respect to any other Awards, any employees or directors of the Company or any Related Entity.  An Award may be granted to an employee, in connection with hiring, retention or otherwise, prior to the date the employee first performs services for the Company or a Related Entity, provided that such Awards shall not become vested prior to the date the employee first performs such services.

(f)            Fair Market Value.  For purposes of determining the “Fair Market Value” of a share of Stock as of any date, the following rules shall apply:

(i)           If the principal market for the Stock is a national securities exchange (including, for this purpose, the Nasdaq stock market), then the “Fair Market Value” as of that date shall be the closing price of the Stock on such date on the principal exchange or market on which the Stock is then listed or admitted to trading.

(ii)          If sale prices are not available or if the principal market for the Stock is not a national securities exchange, then the “Fair Market Value” as of that date shall be the average between the highest bid and lowest asked prices for the Stock on such date as reported on the OTC Bulletin Board, OTC Markets Group Inc. or any successors or comparable services.

(iii)         If the date for which Fair Market Value is otherwise to be determined is not a business day, and as a result, paragraphs (i) and (ii) above are inapplicable, the Fair Market Value of the Stock shall be determined as of the next earlier business day.  If such paragraphs are otherwise inapplicable, then the Fair Market Value of the Stock shall be determined in good faith by the Committee.

(g)           Parent.   For purposes of the Plan, the term “Parent” means any corporation, partnership, joint venture or other entity during any period in which such entity (or any successor thereto) owns, directly or indirectly, at least a fifty percent voting or profits interest in the Company, and any other business venture (or successor thereto) which has a significant interest in the Company, as determined and designated in the discretion of the Committee; provided, however, that if and to the extent any applicable terms of the Code, federal securities laws or other applicable laws, rules or regulations require that the term “Parent” be defined differently for purposes of qualifying any Award or the Plan for any intended treatment (as determined in the sole discretion of the Committee) under any such applicable laws or regulations, the term “Parent” shall be defined for such purpose so as to comply with such applicable laws or regulations.

(h)           Related Entity. The term “Related Entity” means and includes any Parent or Subsidiary of the Company.

(i)            Subsidiaries.  For purposes of the Plan, the term “Subsidiary” means any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent voting or profits interest is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture in which the Company (or any entity that is a successor to the Company) has a significant interest, as determined and designated in the discretion of the Committee; provided, however, that if and to the extent any applicable terms of the Code, federal securities laws or other applicable laws, rules or regulations require that the term “Subsidiary” be defined differently for purposes of qualifying any Award or the Plan for any intended treatment (as determined in the sole discretion of the Committee) under any such applicable laws or regulations, the term “Subsidiary” shall be defined for such purpose so as to comply with such applicable laws or regulations.

(j)            Stock.  The term “Stock” shall mean shares of common stock of the Company.

FRONT
WORLD ACCEPTANCE CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
to be held on August 3, 2011
Revocable Proxy
This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints A. Alexander McLean, III and Judson K. Chapin, III as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of World Acceptance Corporation (the “Company”) held of record by the undersigned on June 17, 2011 at the annual meeting of shareholders to be held on August 3, 2011 or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR ITEMS 1, 2, 3 AND 4:

1. ELECTION OF DIRECTORS	FOR all nominees listed below	WITHHOLD AUTHORITY
	(except as marked to the contrary below) ÿ	to vote for all nominees listed below ÿ

(INSTRUCTION:  To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below.)

A. Alexander McLean, III; James R. Gilreath; William S. Hummers, III;
Charles D. Way; Ken R. Bramlett, Jr.; Darrell E. Whitaker; Scott J. Vassalluzzo

2.	PROPOSAL TO RATIFY THE SELECTION OF KPMG LLP as the Company’s independent registered public accounting firm

ÿ FOR	ÿ AGAINST	ÿ ABSTAIN

3.	PROPOSAL TO APPROVE THE 2011 STOCK OPTION PLAN

ÿ FOR	ÿ AGAINST	ÿ ABSTAIN

Please sign and date on the reverse side and return in the enclosed postage-prepaid envelope.

The Company’s proxy statement, form of proxy card and 2011 Annual Report to Shareholders are also available for review on the Internet at
http://www.irinfo.com/wrld/WRLD2011.html.
BACK

4.	PROPOSAL TO APPROVE, ON AN ADVISIORY BASIS, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

ÿ FOR	ÿ AGAINST	ÿ ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR EVERY THREE YEARS:

5.	PROPOSAL TO APPROVE, ON AN ADVISIORY BASIS, THE FREQUENCY OF THE OF THE ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

ÿ EVERY 3 YEARS	ÿ EVERY 2 YEARS	ÿ EVERY 1 YEAR	ÿ ABSTAIN

6.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting and Proxy Statement and revokes all proxies heretofore given by the undersigned.

Please sign exactly as name appears below.   When shares are held by joint tenants, both should sign.   When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership please sign in partnership name by authorized person.

DATED:	, 2011

Signature

Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PREPAID ENVELOPE